UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
TPG RE FINANCE TRUST, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2025 Annual Meeting of Stockholders of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”) will be held on Tuesday, May 20, 2025 at 11:30 a.m., Eastern Time. In accordance with the Company’s recent practice and to maintain ease of access for the Company’s stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRTX2025.

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. the election of seven directors, each to hold office until the Company’s annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualifies;

2. the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;

3. a proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

4. the approval of the TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”); and

5. such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of the Company’s common stock as of the close of business on March 28, 2025, the date fixed by the Company’s board of directors as the record date for the Annual Meeting, are the only stockholders entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote online at the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert Foley

Robert Foley

Chief Financial Officer

April 9, 2025

i

ii

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

PROXY STATEMENT FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2025

This proxy statement is being furnished by and on behalf of the board of directors of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As used in this proxy statement, the following terms have the meanings set forth below:

•	the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership; and

•	the term “TPG” refers to TPG Inc., a Delaware corporation, and its affiliates.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON MAY 20, 2025

We are furnishing the proxy materials for the Annual Meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). The Notice and Access Card will be mailed to stockholders of record on or before April 10, 2025. Please visit the website www.proxyvote.com to view electronic versions of our proxy materials and our 2024 annual report to stockholders, and to request electronic delivery of future proxy materials.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 11:30 a.m., Eastern Time, on Tuesday, May 20, 2025. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRTX2025.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access Card also instructs you as to how you may authorize a proxy to vote your shares via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. The Notice and Access Card provides instructions on how to authorize a proxy to vote your shares via the Internet or by telephone or vote during the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Why are you holding the Annual Meeting in a virtual format?

In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

How do I vote my shares during the Annual Meeting?

You may vote your shares during the Annual Meeting until such time as the chairman declares the polls closed by visiting www.virtualshareholdermeeting.com/TRTX2025 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice and Access Card.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What am I voting on?

There are four proposals scheduled to be considered and voted on at the Annual Meeting. At the Annual Meeting, stockholders are being asked to consider and vote on:

•	Proposal 1: The election of seven directors, each to hold office until the Company’s annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualifies;

•	Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;

•	Proposal 3: A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”); and

•

Proposal 4: The approval of the TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan” and the proposal to approve the 2025 Equity Incentive Plan, the “2025 Equity Incentive Plan Proposal”).

Who can vote?

Holders of record of our common stock as of the close of business on March 28, 2025, the record date fixed by the board of directors for determining the stockholders who are entitled to vote at the Annual Meeting, are the only stockholders who are entitled to vote at the Annual Meeting. As of March 28, 2025, there were a total of 80,384,687 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You have one vote for each share of common stock that you own.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote their shares electronically or telephonically or attend the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote your shares electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

How many votes are needed to approve each of the proposals assuming a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors. The election of a director nominee must be approved by a plurality of the votes cast in the election of directors. Plurality voting simply means that the number of candidates getting the highest number of votes cast “for” their election at the Annual Meeting will be elected. Proxies marked “Withhold Authority” and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal.

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2025. A majority of the votes cast is required for the approval of the auditor ratification proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Stockholders may abstain from voting their shares on the auditor ratification proposal. Abstentions are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Say-on-Pay Proposal. A majority of the votes cast is required to approve the Say-on-Pay Proposal. Stockholders may abstain from voting their shares on the Say-on-Pay Proposal. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal.

Proposal 4: 2025 Equity Incentive Plan Proposal. A majority of the votes cast is required for the approval of the 2025 Equity Incentive Plan Proposal. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted on the auditor ratification proposal (Proposal 2) if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (the “NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 2) is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other proposals being considered and voted on by stockholders at the Annual Meeting are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access Card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you request a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card by mail. The individuals named and designated as proxies will vote your shares as you instruct.

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all seven nominees as directors, to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025, to approve, on a non-binding, advisory basis, the compensation of our named executive officers and to approve the 2025 Equity Incentive Plan.

How can I authorize a proxy to vote my shares over the Internet or by telephone?

To authorize a proxy to vote your shares electronically via the Internet, go to www.proxyvote.com and follow the instructions. Please have your Notice and Access Card in hand when accessing the website, as it contains a 16-digit control number required to authorize a proxy to vote your shares.

If you have access to a touch-tone telephone, you may authorize a proxy to vote your shares by dialing (800) 690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice and Access Card in order to authorize a proxy to vote your shares by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote your shares by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to www.proxyvote.com and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website as it contains a 16-digit control number required to authorize a proxy to vote your shares.

You can authorize a proxy to vote your shares via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 19, 2025, the day before the Annual Meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have authorized a proxy to vote your shares, the persons named in the proxy card will have the discretion to vote on those matters for you.

Can I revoke my proxy after I authorize a proxy to vote my shares?

Yes. You can revoke your proxy either by:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than May 19, 2025;

•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 19, 2025;

•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than May 19, 2025; or

•	by attending the Annual Meeting, revoking your proxy and voting your shares online during the Annual Meeting.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Who will count the votes?

Representatives of The Carideo Group, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending or making available to you these proxy materials, some of the employees of an affiliate of our Manager may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL 1 — ELECTION OF DIRECTORS

As of the date of this proxy statement, there are seven members of the board of directors. On April 7, 2025, the board of directors, upon the recommendation of its nominating and corporate governance committee, unanimously nominated the seven incumbent directors listed below for re-election to the board of directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy card as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board of directors alternatively acts to reduce the size of the board of directors or maintain a vacancy on the board of directors in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 1, 2025 and existing positions with us of the nominees are as follows:

Name	Age	Office or Position Held
Avi Banyasz	52	Chairman of the Board of Directors and Director
Doug Bouquard	44	Chief Executive Officer and Director
Julie Hong	44	Director
Michael Gillmore	68	Director
Todd Schuster	64	Director
Wendy Silverstein	64	Director
Bradley Smith	57	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Avi Banyasz has served as our chairman of the board and one of our directors since December 2014. Mr. Banyasz is a partner of TPG and the co-head of TPG Real Estate, TPG’s real estate investment platform. In this role, Mr. Banyasz co-manages a team of approximately 70 people. Prior to joining TPG in 2011, Mr. Banyasz served as a managing principal and a member of the investment committee of Westbrook Partners, a real estate private equity firm, where he worked for 13 years. Prior to joining Westbrook Partners, Mr. Banyasz worked at Bear Stearns & Co. Mr. Banyasz received a Bachelor of Commerce, with High Distinction, from the University of Toronto. Mr. Banyasz serves on the boards of directors of Strategic Office Partners and Cinespace. Mr. Banyasz’s extensive experience in real estate investment allows Mr. Banyasz to provide valuable insight to us and our board of directors, including with respect to our investing activities, which leads to our conclusion that Mr. Banyasz should serve on our board of directors.

Doug Bouquard has served as our chief executive officer and one of our directors since April 2022. Mr. Bouquard is a partner of TPG and TPG Real Estate. Prior to joining TPG in 2022, Mr. Bouquard was a Managing Director and responsible for U.S. Commercial Real Estate Debt within the Global Markets Division of Goldman Sachs. His responsibilities included oversight for commercial real estate debt origination and other real estate securities issuances. Prior to this role, Mr. Bouquard was responsible for various mortgage lending and trading businesses at Goldman Sachs, which he joined in 2004. Mr. Bouquard earned a B.A. degree from Colgate University. Mr. Bouquard’s leadership skills, as well as his deep knowledge and experience in commercial real estate debt origination, securities issuance and mortgage lending and trading lead to our conclusion that Mr. Bouquard should serve on our board of directors.

Julie Hong has served as one of our directors since May 2022. Ms. Hong is a partner of TPG, global co-head of the firm’s client and capital formation business, and head of the firm’s equity capital markets business. Since joining TPG in 2013, Ms. Hong has driven more than 230 equity transactions raising over $80 billion in gross proceeds globally. Prior to joining TPG, Ms. Hong served as a director at Bank of America Merrill Lynch, in the equity capital markets division. Ms. Hong received a B.A. in Economics, cum laude, from Harvard University. Ms. Hong serves on the board of Delinea and has previously served on the boards of Univision Communications, TPG Pace Tech Opportunities Corp, and TPG Pace Solutions Corp. Ms. Hong’s extensive capital markets and directorship experience leads to our conclusion that Ms. Hong should serve on our board of directors.

Michael Gillmore has served as one of our directors since July 2017. Mr. Gillmore was an audit partner at Ernst & Young LLP (“EY”) and retired on June 30, 2017 after 39 years at EY. Mr. Gillmore served in various leadership positions in EY’s real estate practice during his career, including from 2004 to 2016 as Sector Leader for Real Estate, Hospitality & Construction for the Pacific Southwest Region and the West Region. Mr. Gillmore has served as the lead partner for numerous public and private companies operating in multiple subsectors of the real estate industry. Mr. Gillmore has extensive experience interacting with boards of directors and audit committees. Mr. Gillmore received a B.S. in Business Administration and Accounting from California State University, Fullerton. Mr. Gillmore served on the Advisory Board of the Lusk Real Estate Center at the University of Southern California until September 2017 and on the Board of Directors of the California Hospital Medical Center Foundation until September 2018. Mr. Gillmore is a member of the National Association of Real Estate Investment Trusts and the National Association of Corporate Directors (“NACD”) and in July 2019 became a member of the Board of Directors of the NACD Pacific Southwest chapter. In November 2021, Mr. Gillmore became NACD Directorship Certified (NACD.DC). The NACD Directorship Certification® program is designed to equip directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors pass a foundational exam developed by experienced directors and, via continuing recertification requirements, commit to continuing education on governance and emerging issues impacting the businesses they serve. Mr. Gillmore’s comprehensive knowledge of accounting and financial disclosure, extensive audit experience and interactions with the boards of directors and audit committees of multiple companies in the real estate and other industries lead to our conclusion that Mr. Gillmore should serve on our board of directors.

Todd Schuster has served as one of our directors since July 2020. Mr. Schuster is the founder and head of Rivrock Group, a stakeholder in a company that manages a hedge fund on behalf of a separate account and additionally oversees investments in a diversified and varied portfolio of stocks, bonds, real estate and other investments. From May 2012 to September 2015, Mr. Schuster served in various capacities with Ares Management (NYSE: ARES), an alternative asset manager. From May 2012 through May 2013, Mr. Schuster served as an independent board member and audit committee member of Ares Commercial Real Estate (NYSE: ACRE), a publicly held commercial mortgage real estate investment trust (“REIT”) externally managed by ARES. In June 2013, Mr. Schuster joined ARES as a Senior Partner and Global Head of Real Estate Credit and remained until September 2015. Concurrently, while at ARES, Mr. Schuster was named Chief Executive Officer of ACRE and remained on the board of ACRE during that time. Mr. Schuster also served on the ARES twelve-member Management Committee, as well as on the Investment Committee for all ARES sponsored real estate debt and equity vehicles in the US and Europe/UK. Prior to joining ARES, Mr. Schuster was the Founder, Chief Executive Officer and a Principal of CW Financial Services from its inception in 1992 until 2009. During this time, Mr. Schuster built and led CW Financial Services which was comprised of 400 employees throughout three subsidiaries: CWCapital, its Fannie Mae and Freddie Mac licensed mortgage banking company, CWCapital Investments, a registered investment advisor with approximately $10 billion of assets under management, and CWCapital Asset Management, one of the nation’s largest special servicers and named on CMBS pools, CDOs, CLOs and investment funds with more than $175 billion of underlying collateral. Prior to founding CW Financial Services, Mr. Schuster served in a variety of positions within the commercial mortgage finance units of Salomon Brothers and Bankers Trust, both in New York City. Mr. Schuster graduated with a B.A. from Tufts University. Mr. Schuster’s management experience with both public and private real estate investment companies, deep knowledge and relationships in the real estate sector and extensive capital markets experience lead to our conclusion that Mr. Schuster should serve on our board of directors.

Wendy Silverstein has served as one of our directors since July 2017. Ms. Silverstein is the Founder of Gapview Ventures, which focuses on real estate investment and advisory services. Ms. Silverstein co-founded StacomSilverstein, a capital markets real estate advisory firm specializing in asset and corporate level acquisitions, dispositions, debt and equity capital markets, restructuring, and bespoke investing, in February 2025 and serves as co-Chief Executive Officer of StacomSilverstein. She also co-founded Silver Eagle Advisory Group, which specialized in advising clients on real estate debt restructurings. Ms. Silverstein previously served as Chief Investment Officer of WeWork from August 2018 to September 2019. She served as President and Chief Executive Officer of New York REIT, Inc. (NYSE: NYRT) from March 2017 to July 2018. Prior to NYRT, Ms. Silverstein served as Executive Vice President and Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust (NYSE: VNO) (“Vornado”), an owner of commercial real estate in the United States, from 1998 to 2015. During her tenure at Vornado, Ms. Silverstein oversaw Vornado’s debt and equity financings and was responsible for a variety of real estate as well as corporate acquisitions. Ms. Silverstein was a member of the Investment Committee for Vornado’s private equity fund, Vornado Capital Partners, L.P. On behalf of Vornado, she served on the Board of Directors of Toys R Us, Inc. from its leveraged buyout in 2005 until January 2019 and previously served on the Board of LNR Property, LLC, a loan special servicer. Prior to joining Vornado in 1998, Ms. Silverstein spent 12 years at Citicorp. From 1990 to 1998, she was with Citicorp Real Estate in the Corporate Debt Restructuring Group, which she headed from 1994 to 1998. During this time, she led the negotiation and restructuring of debt and equity transactions involving companies in the airline, hospitality, retail, office and residential real estate industries. She served on the Board of Directors of Shuttle, Inc. (d/b/a US Air Shuttle) from 1992 to 1997, Alexander’s, Inc. (NYSE: ALX) from 1992 to 1995 and NYRT from February 2017 to July 2018. From 1986 to 1990, she was with the Leveraged Capital Group at Citibank, N.A., providing sponsor financing for leveraged buyouts. Ms. Silverstein currently serves on the board of Alexander’s, Inc. Ms. Silverstein has served as an independent advisor to Trinity Church regarding its real estate portfolio and is an active member of the Board of Beit Ruth, an educational and therapeutic village for at risk teenage girls in Israel. Ms. Silverstein earned her B.S. in economics, magna cum laude, from The Wharton School of the University of Pennsylvania and an M.B.A. with distinction from The Wharton Graduate School of Business Administration. She is also a Certified Public Accountant. Ms. Silverstein’s management experience with multiple REITs, deep knowledge and relationships in the real estate sector and extensive capital markets experience lead to our conclusion that Ms. Silverstein should serve on our board of directors.

Bradley Smith has served as one of our directors since July 2017. Mr. Smith has been a private investor since June 2015. Since May 2023, Mr. Smith has been a director of the James Campbell Company LLC, a privately held real estate company based in Hawaii. Mr. Smith serves as the chair of the compensation committee and a member of the audit committee of James Campbell Company LLC. From February 2002 to May 2015, Mr. Smith served as head of Real Estate and Lodging Equity Capital Markets at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, Mr. Smith was responsible for the structuring, marketing and pricing of initial public offerings and other public equity offerings for companies in the real estate, lodging, gaming and real estate finance industries. While at Bank of America Merrill Lynch, Mr. Smith was the lead equity advisor on more than three hundred equity offerings, which raised in excess of $100 billion. Mr. Smith began his career at Lehman Brothers in 1989 and worked there prior to joining Bank of America Merrill Lynch in 2000. Mr. Smith served in a variety of investment banking and equity capital markets positions both in New York and in London while at Lehman Brothers, including acting as the co-head of U.S. Equity syndicate. Mr. Smith earned his B.S. in finance, magna cum laude, from The Wharton School of the University of Pennsylvania. Mr. Smith’s deep knowledge and relationships in the real estate sector, including over 15 years of experience working with companies in the real estate finance sector, and extensive capital markets experience lead to our conclusion that Mr. Smith should serve on our board of directors.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the election of each of the director nominees named above.

CORPORATE GOVERNANCE
The Board of Directors; Committees
Our business is managed by our Manager, subject to the oversight and direction of our board of directors. As of the date of this proxy statement, our board of directors has seven members, comprised of Mr. Banyasz, Mr. Bouquard, Ms. Hong, Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our officers, directors and employees (if any), and to all of the officers and employees of our Manager and any of its affiliates who provide services to us. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website,
www.tpgrefinance.com
, under the “Investor Relations” tab by selecting “Governance Documents.”
Any waiver of the code of business conduct and ethics may be made only by our nominating and corporate governance committee and will be promptly disclosed as required by law or NYSE rules. Any modifications to the code of business conduct and ethics will be reflected on our website.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and its committees should perform its and their respective functions. Our corporate governance guidelines are available on our website,
www.tpgrefinance.com
, under the “Investor Relations” tab by selecting “Governance Documents.”
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees and by us. We believe that the policies and procedures set forth in our insider trading policy are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.
Director Independence
Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the nominating and corporate governance committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith is independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service.
Board of Directors Composition
The board of directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the nominating and corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the nominating and corporate governance committee will review each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the board of directors, assess whether the candidate’s qualifications meet the minimum criteria contained in the corporate governance guidelines and recommend that the board of directors select those nominees whose attributes the nominating and corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the nominating and corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate. While our corporate governance guidelines do not contain an express diversity policy, we believe that a board of directors with the right mix of skills and backgrounds provides the most effective oversight over the Company and its strategies. Accordingly, we seek diversity of thought and perspective in the board room, and we believe this comes from a mix of gender, geographic location, cultural background, skill set, tenure and experience.

Our board of directors currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The current written charters for each of the audit committee, compensation committee and nominating and corporate governance committee are available on our website, www.tpgrefinance.com, under the “Investor Relations” tab by selecting “Governance Documents.”

Audit Committee

The audit committee is currently comprised of Mr. Gillmore, Ms. Silverstein and Mr. Smith, with Mr. Gillmore serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our board of directors has determined that Mr. Gillmore qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Mr. Gillmore has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Item 407(d)(5) of Regulation S-K under the Exchange Act provides that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification. Our audit committee, pursuant to its written charter, among other matters, oversees:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and independent registered public accounting firm; and

•	our overall risk exposure and management, including with respect to cybersecurity matters.

Our audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees earned by our independent registered public accounting firm and reviewing the adequacy of our internal accounting controls.

Our board of directors has adopted procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters in accordance with

Rule 10A-3 under the Exchange Act. The audit committee is responsible for administering the foregoing procedures and for reviewing and addressing any complaints submitted pursuant to its complaint procedures for accounting and other matters, as well as any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith, with Ms. Silverstein serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

We are externally managed by our Manager pursuant to our management agreement with our Manager, or our Management Agreement, and as of the date hereof we have no employees. Our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers. However, we are required by our Management Agreement to reimburse our Manager for the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to Mr. Foley, our chief financial officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent managing our affairs. To the extent that we become responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee oversees such compensation, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof.

Our compensation committee, pursuant to its written charter, among other matters:

•	reviews our Management Agreement on an annual basis;

•	evaluates on an annual basis the performance of our Manager in light of our goals and objectives and the terms of our Management Agreement;

•

reviews and approves on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluates our chief executive officer’s performance in light of such goals and objectives and our financial performance and, either as a committee or together with our independent directors (as directed by our board of directors), determines and approves the compensation, if applicable, of our chief executive officer based on such evaluation;

•	reviews and approves on an annual basis the compensation of our executive officers, if applicable;

•	oversees the annual review of our compensation plans, including our Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”);

•	reviews and considers whether an accounting restatement, if applicable, requires recoupment of incentive-based compensation paid by us and received by current or former executive officers;

•	assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•

evaluates and reviews our financial performance measures used to link executive compensation actually paid, if any, to our chief executive officer and other executive officers for the last completed fiscal year to our performance;

•	oversees the preparation of the disclosures to be included in response to the “pay versus performance” disclosure requirements as they relate to executive compensation, if applicable;

•	assists our board of directors and the chairman in overseeing the development of executive succession plans; and

•	determines from time to time the compensation for our non-management directors.

The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts, consultants or advisers as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee also has the sole authority to select and retain a compensation consultant to assist in the evaluation of compensation, if any, of our chief executive officer or other executives.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee composed of two or more of its members for any purpose that it deems appropriate. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, as in effect from time to time.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith, none of whom is, or has ever been, an officer or employee of the Company or any of its affiliates, and none of whom has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee during the fiscal year ended December 31, 2024.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Mr. Gillmore, Mr. Schuster, Ms. Silverstein and Mr. Smith, with Mr. Smith serving as the committee’s chairperson. All nominating and corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Our nominating and corporate governance committee, pursuant to its written charter, among other matters:

•	provides counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;

•	oversees the self-evaluation of our board of directors;

•

periodically reviews and, if appropriate, recommends to our board of directors changes to, our corporate governance policies and procedures, and monitors the effectiveness of such guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct; and

•	identifies and recommends to our board of directors potential director candidates for nomination.

More specifically, the nominating and corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The nominating and corporate governance committee will recommend prospective candidates to the board of directors for nomination at each annual meeting of stockholders, or any special meeting of the stockholders at which directors are to be elected. The nominating and corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with criteria established by the nominating and corporate governance committee and the requirements and qualifications contained in our corporate governance guidelines and will recommend that the board of directors nominate or elect those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The nominating and corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the nominating and corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors and committees conduct their business through formal and informal meetings, as well as actions taken by written or electronic consent in lieu of meetings. During the fiscal year ended December 31, 2024, (i) the board of directors held eight formal meetings, (ii) the audit committee held four formal meetings, (iii) the nominating and corporate governance committee held two formal meetings, and (iv) the compensation committee held three formal meetings. Each director attended at least 75% of the combined number of meetings of the board of directors and meetings of committees on which he or she served during the period in 2024 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All of our eight directors then in office attended our last annual meeting of stockholders, which was held on May 14, 2024.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management independent directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that the chairperson of the nominating and corporate governance committee, or if he or she is not present, any non-management independent director, shall serve as chairperson for any executive session.

Board Leadership Structure

Our board of directors benefits from the service of Mr. Banyasz, who is a partner at TPG and co-heads TPG Real Estate. Our board of directors also benefits from the service of Mr. Bouquard, who is a partner of TPG and TPG Real Estate and brings a wealth of commercial real estate debt investment experience to our board of directors, and Ms. Hong, who is also a partner at TPG and brings deep knowledge and capital markets experience to our board of directors.

We believe separating the chairman of the board of directors and the chief executive officer positions is appropriate as it helps the board of directors meet its responsibilities of overseeing management and setting our strategic direction as well as fostering the long-term value of the Company. Mr. Banyasz does not qualify as an independent director under the applicable criteria for independence set forth in the listing standards of the NYSE. However, the board of directors has designated Mr. Smith, one of our independent directors, to serve as our lead independent director. The lead independent director serves as the liaison between management and the independent directors. The lead independent director’s duties include facilitating communication with the board of directors and presiding over regularly conducted executive sessions of the independent directors. It is the role of the lead independent director to review matters such as board meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the directors; however, all directors are encouraged to, and in fact do, consult with management on each of the above topics. The lead independent director and each of the other directors communicate regularly with the chairman of the board of directors and our principal executive officer regarding appropriate agenda topics and other matters related to the board of directors.

Our Board’s Role in Risk Oversight

As with every business, we confront and must manage various risks, including financial and economic risks, related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager, subject to the oversight of our board of directors, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them, and by and through discussions with our executive officers and other TPG personnel provided to us through our Manager. In particular, we believe that our board of directors benefits from the valuable insights to developments in our industry provided by Mr. Banyasz, Mr. Bouquard and Ms. Hong as a result of their active involvement at TPG Real Estate and TPG.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from our audit committee, our compensation committee and our nominating and corporate governance committee, each of which addresses risks specific to its area of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our Manager takes, or is required to take, to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing reputational harm and illegal or improper liability-creating conduct.

With respect to cybersecurity risk oversight, we have adopted a Cybersecurity Policy to assist our executive officers and directors in managing, controlling and monitoring cybersecurity risks, and complying with the regulations set forth by the SEC. Pursuant to the Cybersecurity Policy, our audit committee has appointed a dedicated member of the board of directors who is primarily responsible for our cybersecurity oversight (the “Board Cyber Lead”). TPG’s chief information security officer briefs our audit committee and/or the Board Cyber Lead on TPG’s information security program and cybersecurity risks at least semi-annually, and will brief the Board Cyber Lead or audit committee as needed in connection with any potentially material cybersecurity incidents affecting the Company. Semi-annual briefings of the Board Cyber Lead and/or audit committee by TPG’s chief information security officer typically include topics such as risk assessment, risk management and control decisions, service provider arrangements, test results, security incidents and responses, and recommendations for changes and updates to policies and procedures.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to officers and employees of our Manager or affiliates of our Manager since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us.

Our board of directors also considered that while we may grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us.

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106. The submission should include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Additionally, the submission must adhere to the content requirements set forth in our bylaws. For example, the submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include, among other requirements, the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of any substantial interest, direct or indirect of such stockholder and the candidate in the Company or any affiliate thereof. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2026 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. Any interested parties, including stockholders of the Company, desiring to communicate with the chairman of our board of directors, the other non-management directors or an individual director regarding the Company may directly contact such directors by delivering such correspondence to the Company at the following: TPG RE Finance Trust, Inc. 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Director Stock Ownership Guidelines

Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, our directors’ stock ownership guidelines require each director to own at least $200,000 in shares of our common stock within five years of the date such director is first elected to our board of directors and thereafter so long as such person continues to serve as a director. Shares of common stock granted in respect of annual director fees are counted toward achieving these stock ownership guidelines.

Anti-Hedging Policy

Our board of directors has adopted a policy prohibiting all of the directors, officers, employees, agents, advisors and consultants, and certain “related persons” (as defined in the policy) of such persons of (i) the Company and its subsidiaries and affiliates, (ii) our Manager, and (iii) any affiliates of our Manager from engaging in hedging or monetization transactions and other speculative transactions involving the Company’s securities.

Under the policy, a covered person may not, directly or indirectly, engage in any kind of hedging or monetization transaction against future declines in the market value of any equity-based securities of the Company that could reduce or limit such person’s economic risk with respect to holdings, ownership or interest in or to the Company’s common stock or other securities of the Company, including without limitation outstanding stock options, restricted stock or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s common stock or other securities of the Company. Pursuant to the policy, a “short sale,” or sale of securities that the seller does not own at the time of sale or, if owned, that will not be delivered within 20 days of the sale, is an example of a prohibited hedging transaction. Prohibited transactions under the policy also include the purchase by a covered person of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls, exchange funds, or other derivative securities that are designed to hedge or offset a decrease in market value of equity securities of the Company. The policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, deferred stock units, or other derivative securities granted under the Company’s equity incentive plans.

Persons who violate our anti-hedging policy may be subject to disciplinary action by the Company, our Manager or one of their respective affiliates, as applicable. Such disciplinary action may include, but is not limited to, termination of employment and/or restrictions on future participation in incentive plans.

Stockholder Engagement

We believe that regular, transparent stockholder engagement is essential to our long-term success. In 2024, we continued our practice of engaging with stockholders to understand their perspectives on corporate governance, executive compensation, sustainability and other matters. We made presentations at financial and industry conferences, met with financial analysts and investment firms, held in-person and virtual meetings with institutional stockholders and responded to inquiries from our stockholders.

Since our last annual meeting in May 2024, we have engaged with most of our largest stockholders. We believe that all of these stockholders understood that we are an externally managed company and as such our named executive officers are not employed by us, but instead are employed by TPG. In addition, they understood that, except for discretionary grants under the 2017 Equity Incentive Plan, we do not determine the compensation received by any of our named executive officers, we do not pay any of the compensation of our executive officers and we only reimburse our Manager or its affiliates for our allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to our chief financial officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent managing our affairs. None of the stockholders we contacted expressed any disagreement or objection with our compensation or corporate governance practices.

Responsible Investing

We are a commercial real estate finance company externally managed by our Manager and sponsored by TPG. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our board of directors. Our executive officers are TPG Real Estate professionals who are employed by affiliates of our Manager. Accordingly, many of the corporate responsibility initiatives undertaken by TPG impact our business and the commercial decisions made on our behalf by employees of affiliates of our Manager.

When financially material, TPG seeks to integrate ESG factors into its investment practices and operating philosophy to aid in business and financial risk mitigation and value creation. Ultimately, TPG’s investment professionals determine what they believe to be material, and ESG considerations are considered in the context of what TPG believes will advance the value of an investment. Y Analytics, TPG’s dedicated in-house capability for assessing such factors, works collaboratively with TPG’s investment professionals to support TPG, its funds and its portfolio companies by evaluating and advising on ESG-related risk management and value creation opportunities. TPG’s goal is to identify and evaluate financially material, investment-specific sustainability risks and performance factors to be considered in the investment decision-making and monitoring processes to ultimately help drive long-term value. TPG’s approach is customized to particular strategies and investment opportunities, as risks that are relevant or material to one strategy or investment may not be for another. In addition, the extent to which financially material ESG considerations are taken into account will differ and may be limited due to, among other factors, the nature of the investments made and access to information. TPG does not apply categorical industry or other investment restrictions across its strategies, nor does TPG apply universal ESG targets or mandates across its investments or portfolio companies.

Environmental

With respect to our real estate debt investments, a key part of our Manager’s due diligence process is a review of environmental considerations associated with the underlying collateral. Our Manager obtains a Phase I environmental assessment for each asset, and to the extent any issue is identified, will perform any appropriate follow-up and/or remediation prior to closing a loan investment. In addition, our Manager’s due diligence process may include:

•	A consideration of physical climate risks, such as risk of fire or flood, and the mitigants to such risks;

•	An evaluation of energy or water efficiency measures undertaken by the owner of the real property;

•	A review of the approach undertaken by the owner of the real property to measuring and improving sustainability impacts of tenants at the property; and

•	A consideration of whether a property qualifies as LEED-certified or for any other “green” certifications.

Each underlying property is visited by a senior member of our Manager’s investment team, to the extent reasonably practicable, to physically inspect the asset, conduct an assessment of the foregoing factors and confirm the required scope of work, if any remediation is required.

We may proceed with closing a loan investment even if our Manager’s due diligence reveals environmental considerations with the underlying collateral that require remediation. In such an event, we may adopt and implement a remediation plan and rigorously monitor compliance with the plan throughout the lifecycle of our investment. We believe that these types of investments provide us with the opportunity to provide capital to individual property owners and sponsors that intend to make their buildings and projects more sustainable.

Social

Talent Development and Retention

As of December 31, 2024, TPG, an affiliate of our Manager, employed over 1,900 full-time employees, including approximately 670 investment and operations professionals, over 1,000 non-investment and fundraising professionals, and more than 230 support staff, located in offices across Asia-Pacific, Europe, the Middle East, and North America. TPG aims to foster a welcoming and inclusive work environment with opportunities for growth and development to attract and retain a high-performing team.

TPG believes that the quality of its investments and its ability to build its business depends on the originality of its insights, which is supported by having a diverse and inclusive workforce, representing a wide range of backgrounds and perspectives. TPG strives to ensure that diversity of all kinds is embedded in the key pillars of TPG’s talent strategy, including recruiting, employee retention and employee development. From a recruiting perspective, TPG has enhanced its collaborations with key external organizations to diversify its sourcing and networks as it seeks to hire and retain the most qualified and outstanding candidates from a wide variety of backgrounds.

TPG believes that its culture, the breadth of TPG’s platforms and TPG’s track record for strong investment performance helps TPG attract, develop and retain the best talent in TPG’s sectors. TPG regularly reviews and evaluates its internal processes for ways to improve employee engagement, productivity and efficiency. Recognizing that feedback is critical to driving career development and growth, as well as overall employee engagement, TPG developed a robust feedback framework, which includes opportunities for all employees to both provide and receive feedback through TPG’s annual 360 degree review process. In addition, TPG’s employees set goals at the beginning of the year in partnership with their managers and receive feedback throughout the year.

Compensation and Benefits

TPG believes that it provides a competitive compensation, benefits and total rewards framework and that its compensation and incentive programs support TPG’s culture and long-term strategic business objectives while mitigating excessive risk-taking. Compensation generally is comprised of a base salary (or hourly rate) and a discretionary annual incentive that is determined based on a number of performance considerations, including firm, platform, product, department and individual performance. To further align the interests of TPG employees with stakeholders and to cultivate a strong sense of ownership and commitment, certain TPG employees also are eligible to receive equity awards and/or participate in other long-term incentive programs. Additionally, certain TPG employees are eligible to make co-investments in or alongside TPG funds and other vehicles TPG manages. TPG is committed to the health, safety and wellness of its employees and offers comprehensive health and welfare benefit plans and retirement offerings as well as a variety of wellness benefits. These include healthcare and insurance benefits, paid time-off, family leave and family planning resources. TPG also offers employee well-being programs designed to meet the diverse needs of its employee population, including access to mental health support through its medical plan, access to online meditation platforms and learning resources that teach methods to mitigate burn out, focus on self-care and increase productivity.

Education and Engagement

In furtherance of TPG’s goal of developing an inclusive workforce, over the past few years TPG has held firmwide training on various topics that support our culture of integrity and collaboration. All employees have access to the online trainings throughout the year. Additionally, TPG believes that external learning opportunities also benefit its employees and foster TPG’s culture of continuous learning. TPG offers its employees a learning reimbursement stipend to encourage them to apply for certifications and attend classes or conferences related to their role to further their professional growth. Additionally, TPG has six affinity groups that help TPG cultivate and retain a diverse and inclusive workforce. Initiatives sponsored by TPG partners, such as TPG’s associate mentoring program, women’s mentoring program and diversity roundtable discussions, are also critical ways by which TPG ensures an inclusive employee experience.

Corporate Social Responsibility

TPG strives to invest in local communities and engage TPG employees and other stakeholders in making a meaningful impact, whether through charitable donations or volunteer time. TPG hosts a wide range of volunteering opportunities, including serving meals at local shelters, mentoring local students, and building and coordinating delivery of care packages to U.S. troops. Additionally, TPG participates in corporate sponsorships and partnerships and offers a donation matching program.

Governance

For a detailed description of our corporate governance policies, please see the description elsewhere in this “Corporate Governance” section.

EXECUTIVE OFFICERS

The following sets forth the positions, ages and selected biographical information for our executive officers as of April 1, 2025. Mr. Bouquard’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1—Election of Directors.”

Name	Age	Office or Position Held
Doug Bouquard	44	Chief Executive Officer and Director
Matthew Coleman	48	President
Robert R. Foley	65	Chief Financial Officer
Brandon Fox	45	Chief Accounting Officer

Matthew Coleman has served as our president since July 2020 and served as our vice president from February 2016 until July 2020. In addition, Mr. Coleman serves on the management committee and is a partner of TPG and is a partner and the chief operating officer of TPG Real Estate. Mr. Coleman also currently serves on the Boards of Directors of Campus Living and Témpore Properties SOCIMI. Before joining TPG in 2012, Mr. Coleman was a senior vice president in the real estate private equity group at D. E. Shaw & Co., L.P. From 2000 through 2005, Mr. Coleman was an attorney in the New York office of Cravath, Swaine & Moore LLP, where he practiced in the areas of mergers and acquisitions, leveraged finance, and securities. Mr. Coleman graduated summa cum laude from Wake Forest University with a B.A. degree in Economics and was elected to Phi Beta Kappa. He earned a J.D. degree from Yale Law School, where he served as an editor of the Yale Law Journal and as the editor-in-chief of the Yale Journal on Regulation.

Robert R. Foley has served as our chief financial officer since August 2015. Mr. Foley has also served as a business unit partner of TPG Real Estate since January 2019, and as a managing director of TPG and a member of our Manager’s investment committee since August 2015. Mr. Foley joined TPG Real Estate and our company in August 2015 from Sixth Street Partners, where from April 2013 until August 2015 he directed credit-based investment activity in U.S. commercial real estate for this special situations and credit investment platform formerly affiliated with TPG. Mr. Foley is an experienced commercial real estate principal investor and business builder, with over 40 years of industry experience. Mr. Foley was a co-founder, chief financial officer, and later chief operating officer of Gramercy Capital Corp. (NYSE: GPT), a publicly-traded REIT with debt and net lease investments throughout the U.S. which was later acquired by affiliates of Blackstone. Prior to Gramercy Capital Corp., Mr. Foley was co-head of high yield commercial real estate debt investing for Goldman Sachs & Co.’s special situations group, and led the domestic commercial real estate capital markets business at Bankers Trust Company (since merged with Deutsche Bank). He began his career with Touche Ross & Co. in its San Francisco office. Mr. Foley serves as chair and member of the Executive Committee of the Board of Governors of the Commercial Real Estate Finance Council (CREFC). He is a member of the Urban Land Institute and chair of one of its product councils, the Stanford Real Estate Center, and the Real Estate Lenders Association. He earned B.A. degrees in Economics and Political Science from Stanford University, an M.B.A. from The Wharton School of the University of Pennsylvania, and is a certified public accountant (inactive) in California.

Brandon Fox has served as our chief accounting officer since January 2022. Mr. Fox has also served as the chief financial officer of TPG Real Estate Partners since July 2022 and a managing director of TPG since January 2023. Mr. Fox served as a principal of TPG from June 2021 to January 2023. From December 2019 to June 2021, Mr. Fox was the head of corporate accounting for Oaktree Capital Management, L.P. (NYSE: OAK-PA; OAK-PB), where he was responsible for management company accounting, assets under management, accounting policy and financial reporting requirements of the firm. From July 2018 to December 2019, Mr. Fox was a Senior Director in TPG’s Business Unit Finance department and from May 2017 to July 2018, Mr. Fox was a Director in TPG’s Financial Reporting & Accounting Policy department. From December 2007 to May 2017, Mr. Fox served in various accounting, financial planning and analysis, and capital markets related roles at Healthpeak Properties, Inc. (NYSE: DOC) (formerly HCP, Inc.). Mr. Fox received an MBA with concentrations in corporate finance and strategy from the University of Chicago Booth School of Business and BS degrees in accountancy and information systems from California State University Long Beach. He is a Certified Public Accountant (inactive) licensed in California.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Wendy Silverstein (Chair)

Michael Gillmore

Todd Schuster

Bradley Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following individuals were our named executive officers for the year ended December 31, 2024:

•	Doug Bouquard, our chief executive officer and director;

•	Matthew Coleman, our president;

•	Robert Foley, our chief financial officer; and

•	Brandon Fox, our chief accounting officer.

None of our named executive officers are employees of the Company. We do not have any employees, and we are managed by our Manager, TPG RE Finance Trust Management, L.P., pursuant to our Management Agreement. Our Manager is an affiliate of TPG Real Estate. Our named executive officers are TPG Real Estate professionals who are employed by affiliates of our Manager. TPG makes our named executive officers available to our Manager, and our Manager provides them to us pursuant to our Management Agreement. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Instead, we pay our Manager a base management fee equal to the greater of $250,000 per annum and 1.50% per annum of our “equity,” as such term is defined in our Management Agreement. Our Manager may also be entitled to certain incentive compensation, in an amount determined pursuant to our Management Agreement and based on our “core earnings” and “equity,” as such terms are defined in our Management Agreement. No portion of the base management fee or any incentive compensation paid to our Manager is specifically allocated to compensation paid by our Manager or its affiliates to our named executive officers. For further details regarding the payments to our Manager, see “Certain Relationships and Related Person Transactions.”

We do not have agreements with any of our executive officers regarding their cash compensation, nor do we make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to the executives by our Manager and its affiliates. Additionally, our Management Agreement does not require that our named executive officers devote a specific percentage of their time to our business. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager for the allocable share of the compensation (including, without limitation, annual base salary, bonus, any related tax withholdings, and employee benefits) paid to Mr. Foley, our chief financial officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent managing our affairs.

TPG’s compensation program for our named executive officers is principally comprised of the following elements of compensation, which compensate the named executive officers not only for their service to our business, but also to other interests of our Manager: (a) a fixed annual base salary, (b) an annual cash bonus payment tied to the performance of the named executive officer and the applicable business functions for which the named executive officer is primarily responsible and (c) participation in various employee benefit plans and programs, including equity grants of TPG Inc. For context of our named executive officers’ compensation, we estimate that the aggregate cash compensation paid by TPG to our named executive officers that may reasonably be associated with their management of us for the year ended December 31, 2024 totaled approximately $3.6 million. This aggregate amount represents approximately 18% of the $20.2 million of base management fees incurred by us to our Manager for the year ended December 31, 2024. During the year ended December 31, 2024, our Manager did not earn an incentive management fee. Of the aggregate cash compensation paid by TPG to our named executive officers in 2024 that was reasonably associated with their management of our company, approximately 49% represents fixed pay (e.g., base salary) and approximately 51% represents variable or incentive pay (e.g., annual cash bonus). Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our named executive officers in 2024, but rather considered in a subjective assessment a range of various factors, including but not limited to, the performance of the named executive officers, the performance of the applicable business functions for which the named executive officers are primarily responsible, the overall performance of our common stock, market conditions, growth in our business and the credit quality of our loan investment portfolio.

Equity-Based Compensation

In the discretion of our compensation committee, we may also grant equity-based awards pursuant to our 2017 Equity Incentive Plan to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates. Our 2017 Equity Incentive Plan provides for the grant of equity-based awards relating to our common stock, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards (including LTIP Units (as defined in the 2017 Equity Incentive Plan)) to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates, as well as to our Manager, other entities that provide services to us and our affiliates, and the employees of such entities. These awards are intended to align the recipients’ interests with those of our stockholders. Our compensation committee determines the types and amounts of any equity-based compensation awards to be granted to our named executive officers under our 2017 Equity Incentive Plan. This determination is not based on any fixed performance metrics, but rather is a subjective determination based on a number of factors, such as the overall financial health of the Company in the previous fiscal year, risk management policies of the Company, progress towards achieving the Company’s strategic goals, state of assets, the performance of our common stock, the performance of each named executive officer, and market conditions. In December 2024, our compensation committee made grants of restricted stock units to our named executive officers pursuant to our 2017 Equity Incentive Plan, which generally vest ratably in four annual installments beginning on June 30, 2025 and include tandem rights to dividend equivalent amounts. The compensation committee’s decision to make these grants was based on the process and factors described above but was also informed by discussions with human capital experts from TPG. These grants are described in more detail below under “Executive Compensation – Grants of Plan-Based Awards for 2024.”

We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs. During 2024, (a) the compensation committee and the board did not award any options or SARs to a named executive officer, and (b) the Company did not time the disclosure of material nonpublic information to affect the value of executive compensation. However, if stock options or SARs were to be granted in the future, the Company would not grant such awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.

Say-on-Pay Vote and Say-on-Frequency

At our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), we provided our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement for the 2024 Annual Meeting. More than 97.7% of the votes cast at the 2024 Annual Meeting voted to approve our executive compensation. Our compensation committee reviewed the results of this advisory say-on-pay vote and considered it in making grants of equity-based compensation awards to our named executive officers in 2024.

Additionally, at the 2024 Annual Meeting, we provided our stockholders with the opportunity to indicate whether we should hold an advisory vote on our named executive officers’ compensation every one, two, or three years. Based on the preference expressed by our stockholders, as well as other factors, our board of directors decided to conduct an advisory vote on executive compensation annually.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Doug Bouquard
Chief Executive Officer	2024	—	—	$3,515,543	—	—	—	$3,515,543
	2023	—	—	$2,574,570	—	—	—	$2,574,570
	2022	—	—	$3,250,000	—	—	—	$3,250,000
Matthew Coleman
President	2024	—	—	$376,345	—	—	—	$376,345
	2023	—	—	$274,299	—	—	—	$274,299
	2022	—	—	$1,000,000	—	—	—	$1,000,000
Robert Foley(2)
Chief Financial Officer	2024	$112,500	$303,750	$1,003,582	—	—	$7,722	$1,427,554
	2023	$101,715	$289,845	$960,052	—	—	$7,554	$1,359,166
	2022	$117,000	$541,502	$1,000,000	—	—	$7,835	$1,666,337
Brandon Fox
Chief Accounting Officer	2024	—	—	$200,718	—	—	—	$200,718
	2023	—	—	$137,149	—	—	—	$137,149

(1)

Amounts reported in this column represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of restricted stock units awarded in 2022, 2023 and 2024 under our 2017 Equity Incentive Plan to our named executive officers. For purposes of this disclosure, it was assumed that 100% percent of these awards are for compensation for services rendered to us, although the actual aggregate services rendered to us by each named executive officer may vary from year to year. The amounts in this column do not correspond to the actual value that will be recognized by the named executive officers. See “Note 2 — Summary of Significant Accounting Policies” and “Note 13 — Stock-based Compensation” to the consolidated financial statements in our 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025 for additional details regarding assumptions underlying the value of these awards. Pursuant to SEC rules, the amounts shown in the table above exclude the effect of estimated forfeitures.

(2)

Mr. Foley is an employee of an affiliate of our Manager and is not paid compensation by us. Amounts in the columns entitled “Salary,” “Bonus,” and “All Other Compensation” are based on a ratio of Mr. Foley’s compensation paid by an affiliate of our Manager to the total compensation expenses incurred by an affiliate of our Manager for services rendered to us. The amount in the column entitled “All Other Compensation” includes our allocable share of the expenses associated with employer-paid insurance premiums and healthcare benefits.

Grants of Plan-Based Awards for 2024

Name	Committee Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Doug Bouquard	12/19/24	12/27/24	418,517	$3,515,543
Matthew Coleman	12/19/24	12/27/24	44,803	$376,345
Robert Foley	12/19/24	12/27/24	119,474	$1,003,582
Brandon Fox	12/19/24	12/27/24	23,895	$200,718

(1)

Represents restricted stock units subject to time-based vesting conditions granted by us under our 2017 Equity Incentive Plan. The terms of these grants are described under “Compensation Discussion and Analysis — Equity-Based Compensation” and under “Potential Payments Upon Termination or Change in Control.”

(2)	See Note 1 to the Summary Compensation Table above for information on the value of the restricted stock unit awards granted to our named executive officers by us in 2024.

Outstanding Equity Awards at 2024 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Doug Bouquard	899,432	$7,645,172
Matthew Coleman	166,242	$1,413,057
Robert Foley	308,466	$2,621,961
Brandon Fox	57,669	$490,186

(1)

This column reflects the number of unvested restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan and held by each named executive officer on December 31, 2024. These restricted stock units are generally scheduled to vest ratably in four annual installments beginning on the June 30 following the grant date (except as otherwise specified below) and include the following unvested restricted stock units:

•

Mr. Bouquard — 60,096 restricted stock units (granted May 2022), 130,890 restricted stock units (granted December 2022), 289,929 restricted stock units (granted December 2023) and 418,517 restricted stock units (granted December 2024);

•

Mr. Coleman — 25,103 restricted stock units (granted December 2021), 65,446 restricted stock units (granted December 2022), 30,890 restricted stock units (granted December 2023) and 44,803 restricted stock units (granted December 2024);

•

Mr. Foley — 15,432 restricted stock units (granted December 2021), 65,446 restricted stock units (granted December 2022), 108,114 restricted stock units (granted December 2023) and 119,474 restricted stock units (granted December 2024); and

•

Mr. Fox — 3,603 restricted stock units (granted December 2021), 14,726 restricted stock units (granted December 2022), 15,445 restricted stock units (granted December 2023) and 23,895 restricted stock units (granted December 2024).

(2)

This column reflects the aggregate market value of all unvested restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan and held by each named executive officer on December 31, 2024, which value is calculated by multiplying the number of restricted stock units outstanding on December 31, 2024 by the closing price of our common stock on December 31, 2024, which was $8.50 per share.

Option Exercises and Stock Vested in Fiscal Year 2024

The following table provides information concerning equity awards granted by us pursuant to our 2017 Equity Incentive Plan that vested or were exercised in 2024. None of the named executive officers hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Doug Bouquard	192,136	$1,660,055
Matthew Coleman	89,121	$770,005
Robert Foley	89,187	$770,576
Brandon Fox	16,110	$139,190

(1)	The equity awards that vested during the 2024 fiscal year consist of restricted stock units previously granted by us pursuant to our 2017 Equity Incentive Plan and outstanding on January 1, 2024.
(2)

The amounts reflected in this column represent the aggregate market value realized by each named executive officer upon vesting of the restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan and held by such named executive officer, computed based on the closing price of our common stock ($8.64/share) on June 28, 2024, which was the immediately preceding trading date prior to the vesting date of June 30, 2024.

Pension Benefits

Our named executive officers received no benefits in the 2024 fiscal year from us under any defined benefit or defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Since our named executive officers are employees of our Manager or its affiliates, we generally do not have any obligation to make any payments to any of our named executive officers upon a termination of employment or upon a change of control. However, pursuant to the restricted stock unit award agreements entered into between the Company and our named executive officers, upon a qualifying termination of employment, a named executive officer’s restricted stock unit award will, depending on the nature of the termination, (i) vest in full or (ii)continue to vest through the remainder of the original vesting schedule, subject to the named executive officer’s compliance with certain restrictive covenants. More specifically, if the executive’s termination is under circumstances characterizing him or her as a “Type I Leaver” (which includes, for purposes of the outstanding restricted stock unit awards, a termination (A) due to the executive’s qualifying retirement or (B) by the Company or our Manager or any of their respective subsidiaries or affiliates for any reason other than for “cause,” a breach of restrictive covenants, or as a result of a “constructive departure”), the executive’s restricted stock unit awards will continue to vest pursuant to their terms, subject to the executive’s compliance with certain confidentiality, non-solicitation, non-competition, and other restrictive covenants. In addition, if an executive incurs a disability or upon the cessation of the executive’s services as a result of executive’s death, the restricted stock unit award will become 100% vested immediately. As of December 31, 2024, the number of restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan that are subject to these provisions are as follows: 899,432 for Mr. Bouquard, 166,242 for Mr. Coleman, 308,466 for Mr. Foley, and 57,669 for Mr. Fox. Had a qualifying termination occurred on December 31, 2024, the value for each of our named executive officers of the number of the restricted stock units granted by us pursuant to our 2017 Equity Incentive Plan that would be eligible for the accelerated or continued vesting described in this paragraph is the value reported above in the “Outstanding Equity Awards at 2024 Fiscal Year End” table.

For purposes of the foregoing, “cause” means (i) an indictment of a felony or other crime involving moral turpitude, (ii) a material breach of any employment agreement, offer letter, or similar agreement governing the executive’s services with our Manager or its affiliates, (iii) a material failure to perform the duties reasonably assigned to the executive (other than as a result of death or disability), (iv) any misconduct, fraud, embezzlement, theft or misappropriation, or (v) gross negligence in connection with the executive’s services. A “constructive departure” occurs when there is a material and sustained dereliction of duties or other egregious conduct that would customarily result in a termination of services. “Disability” means an executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or be expected to last for a continuous period of not less than 12 months. An executive will be eligible for “retirement” after reaching age 65 with at least five years of service.

We are not obligated to make any payments or accelerate vesting of any outstanding equity-based compensation awards upon a change in control, nor upon a named executive officer’s cessation of employment for any reason other than a termination that (a) qualifies the named executive officer as a Type I Leaver, (b) is due to the named executive officer’s disability, or (c) is due to the named executive officer’s death.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Doug Bouquard, our chief executive officer, to the median annual total compensation of other employees providing services to us. As disclosed in the “Compensation Discussion and Analysis” section above, Mr. Bouquard did not receive any direct cash compensation from us or our Manager allocated solely for services as our chief executive officer, and we did not reimburse our Manager or any of its affiliates for the compensation paid to Mr. Bouquard. Because we did not pay or provide reimbursement of any direct compensation provided to Mr. Bouquard, nor to all other employees providing services to us, we are unable to calculate and provide a ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Bouquard.

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. The following disclosure does not include a “Company-Selected Measure,” as outlined by Item 402(v)(2)(vi), or a discussion of any other financial measures that are used to link executive compensation actually paid, as outlined by Item 402(v)(6), as executive compensation decisions are made based on a holistic look of the overall health of the Company and are not based on any fixed performance metrics.
Pay Versus Performance Table*

Year (a)	Summary compensation table total for PEO**		Summary compensation table total for PEO***		Compensation actually paid to PEO** (12)		Compensation actually paid to PEO*** (12)		Average summary compensation table total for non-PEO named executive officers		Average compensation actually paid to non-PEO named executive officers (12)		Value of initial fixed $100 investment based on:			Net income
													Total shareholder return (9)	Peer group total shareholder return (10)	Peer group total shareholder return (11)
2024	—		$3,515,543	(2)	—		$5,584,743	(2)	$668,206	(4)	$1,198,939	(4)	$41.93	—	$46.10	$74,335,000
2023	—		$2,574,570	(2)	—		$2,902,479	(2)	$590,205	(5)	$724,842	(5)	$32.07	$50.54	$51.86	$(116,630,000)
2022	$1,000,000	(1)	$3,250,000	(2)	$363,660	(1)	$2,891,924	(2)	$1,055,446	(6)	$665,110	(6)	$33.50	$50.19	$50.93	$(60,066,000)
2021	—	(3)	$1,220,000	(1)	$666,471	(3)	$1,508,762	(1)	$900,483	(7)	$1,092,387	(7)	$60.78	$75.06	$77.88	$138,550,000
2020	$713,510	(3)	—		$(2,124,395)	(3)	—		$498,072	(8)	$146,195	(8)	$52.39	$69.70	$73.23	$(136,826,000)

*
As previously noted, the Summary Compensation Table totals include only the amounts of compensation that we are able to quantify for services rendered to us during the fiscal year. As such, for all PEOs and non-PEOs,
it includes only the grant date fair value of the equity compensation awards granted by us, while for the non-PEOs,
it also includes amounts (including base salary and bonus) based on a ratio of Mr. Foley’s compensation paid by an affiliate of our Manager to the total compensation expenses incurred by an affiliate of our Manager for services rendered to us. Due to Mr. Foley being the only individual whose compensation numbers include cash compensation, the non-PEO
compensation amounts appear higher in certain years than the PEO compensation amounts.
Throughout
this table, parentheses denote negative numbers.

**	For years in which more than one individual served as PEO for different portions of the year, this column represents disclosure for the individual who served as PEO as of January 1 of such year.
***	This column represents disclosure for the individual who served as PEO as of December 31 of each respective year.
(1)
Represents disclosure for Matt Coleman, who served as our principal executive officer, as defined in Item 402(a)(3) of Regulation
S-K
under the Exchange Act (“PEO”), from April 1, 2021 to April 24, 2022.

(2)
Represents disclosure for Doug Bouquard, our PEO since April 25, 2022, and includes, for 2022, the value of his one-time
sign-on
equity compensation grant in addition to his annual equity compensation grant.

(3)	Represents disclosure for Greta Guggenheim, our PEO from January 2016 to March 31, 2021.
(4)	Non-PEO named executive officers for 2024 are Matthew Coleman, Robert Foley, and Brandon Fox.
(5)	Non-PEO named executive officers for 2023 are Matthew Coleman, Robert Foley, and Brandon Fox.
(6)	Non-PEO named executive officers for 2022 are Robert Foley, Peter Smith, and Deborah Ginsberg.
(7)	Non-PEO named executive officers for 2021 are Robert Foley, Peter Smith, and Deborah Ginsberg.
(8)	Non-PEO named executive officers for 2020 are Matthew Coleman, Robert Foley, Peter Smith, and Deborah Ginsberg.
(9)	Represents the cumulative total shareholder return since January 1, 2020.
(10)
Represents the total shareholder return for the Bloomberg REIT Mortgage Index since January 1, 2020. Bloomberg discontinued publication of the Bloomberg REIT Mortgage Index in 2024. As such, total shareholder return for the Bloomberg REIT Mortgage Index is not available for 2024.

(11)
Represents the total shareholder return for the FTSE NAREIT Mortgage REITs Index since January 1, 2020. The Company previously reported the total shareholder return for the Bloomberg REIT Mortgage Index. Since Bloomberg discontinued publication of the Bloomberg REIT Mortgage Index in 2024, the Company has utilized the FTSE NAREIT Mortgage REITs Index.

(12)
The amounts reported represent the amounts of “compensation actually paid” to our PEO and “average compensation actually paid” to our other NEOs, as calculated in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K
the following adjustments were made to our PEO’s compensation and the average of our other NEO’s compensation as reported in the Summary Compensation Table for each year:

	2024
Adjustments	PEO (Bouquard)	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2024	$(3,515,542.80)	$(526,881.60)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2024 that remain unvested as of year-end 2024, determined as of 12/31/2024	$3,557,394.50	$533,154.00
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2024, determined based on change in ASC 718 Fair Value from 12/31/2023 to 12/31/2024	$961,830.00	$229,470.00
Increase/deduction for awards granted during prior fiscal years that vested during 2024, determined based on change in ASC 718 Fair Value from 12/31/2023 to the vesting date	$411,171.04	$138,684.84
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$654,347.76	$156,306.24
Total Adjustments	$2,069,200.50	$530,733.48
Summary Compensation Table Total	$3,515,542.80	$668,205.67
Compensation Actually Paid	$5,584,743.30	$1,198,939.15

	2023
Adjustments	PEO (Bouquard)	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2023	$(2,574,570.00)	$(457,166.67)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2023 that remain unvested as of year-end 2023, determined as of 12/31/2023	$2,512,718.00	$446,183.83
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to 12/31/2023	$(83,078.91)	$(32,160.23)
Increase/deduction for awards granted during prior fiscal years that vested during 2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to the vesting date	$59,205.66	$30,912.58
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$413,633.76	$146,868.24
Total Adjustments	$327,908.51	$134,637.76
Summary Compensation Table Total	$2,574,570.00	$590,204.67
Compensation Actually Paid	$2,902,478.51	$724,842.43

	2022
Adjustments	PEO (Coleman)	PEO (Bouquard)	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2022	$(1,000,000.00)	$(3,250,000.00)	$(833,333.33)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2022 that remain unvested as of year-end 2022, determined as of 12/31/2022	$939,790.20	$2,742,558.96	$783,158.50
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to 12/31/2022	$(606,670.50)	—	$(319,450.40)
Increase/deduction for awards granted during prior fiscal years that vested during 2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to the vesting date	$(137,988.83)	—	$(94,602.22)
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$168,528.96	$149,365.44	$102,022.32
Total Adjustments	$(636,340.17)	$(358,075.60)	$(362,205.14)
Summary Compensation Table Total	$1,000,000.00	$3,250,000.00	$1,055,446
Compensation Actually Paid	$363,659.83	$2,891,924.40	$665,109.86

	2021
Adjustments	PEO (Guggenheim)	PEO (Coleman)	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2021	—	$(1,220,000.00)	$(716,666.67)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2021 that remain unvested as of year-end 2021, determined as of 12/31/2021	—	$1,233,059.36	$724,335.80
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to 12/31/2021	$140,902.48	$100,760.80	$55,307.73
Increase/deduction for awards granted during prior fiscal years that vested during 2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to the vesting date	$315,434.51	$71,781.48	$67,550.59
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$210,134.00	$103,160.82	$61,376.42
Total Adjustments	$666,470.99	$288,762.46	$191,903.87
Summary Compensation Table Total	$0.00	$1,220,000.00	$900,483.00
Compensation Actually Paid	$666,470.99	$1,508,762.46	$1,092,386.87

	2020
Adjustments	PEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for 2020	$(713,510.00)	$(435,328.50)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2020 that remain unvested as of year-end 2020, determined as of 12/31/2020	$694,783.96	$423,903.65
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2020, determined based on change in ASC 718 Fair Value from 12/31/2019 to 12/31/2020	$(1,795,082.25)	$(254,565.19)
Increase/deduction for awards granted during prior fiscal years that vested during 2020, determined based on change in ASC 718 Fair Value from 12/31/2019 to the vesting date	$(1,429,561.07)	$(139,879.81)
Increase based on dividends or other earnings paid during the year prior to the vesting date of an award	$405,464.00	$53,993.15
Total Adjustments	$(2,837,905.36)	$(351,876.70)
Summary Compensation Table Total	$713,510.00	$498,071.75
Compensation Actually Paid	$(2,124,395.36)	$146,195.05

Narrative Disclosure to Pay Versus Performance Table
The following charts illustrate the relationship between “Compensation Actually Paid” and performance on the measures identified in the Pay Versus Performance Table above. As previously noted, Mr. Bouquard’s 2022 compensation also includes the value of a one-time
sign-on
equity compensation grant and does not represent normal cycle annual compensation amounts.
Total Shareholder Return and “Compensation Actually Paid”

$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return
2020
2021
2022
2023
2024
PEO-Guggenheim
PEO-Coleman
PEO-Bouquard
Other NEO Average
TRTX Cumulative TSR
Peer Cumulative TSR - Bloomberg REIT Mortgage Index
Peer Cumulative TSR - FTSE NAREIT Mortgage REITs Index

Net Income and “Compensation Actually Paid”

DIRECTOR COMPENSATION

2024 Director Compensation

Our director compensation program was updated in 2024 to increase the annual base director’s fee for each of our non-management directors from $175,000 to $217,500. After this increase became effective, during the fiscal year ended December 31, 2024 our director compensation program consisted of an annual base director’s fee of $217,500 for each of our non-management directors. These annual base director’s fees were paid partly in cash and partly in equity-based awards under our 2017 Equity Incentive Plan. In addition, each non-management director who chaired the audit, compensation, and nominating and corporate governance committees received an additional annual cash payment of $20,000, $15,000 and $10,000, respectively. Members of the audit, compensation, and nominating and corporate governance committees also received an additional annual cash payment of $10,000, $7,500 and $5.000, respectively. We also reimbursed all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. Further, our lead independent director also received an additional annual cash payment of $20,000.

The following table reflects information concerning the compensation of our directors earned during the last completed fiscal year ended December 31, 2024. Directors who are also officers of the Company do not receive any additional compensation for their services on our board of directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)	Total ($)
Avi Banyasz	—	$376,345	$376,345
Doug Bouquard(3)	—	—	—
Julie Hong	—	$121,086	$121,086
Michael Gillmore	$132,500	$121,086	$253,586
Todd Schuster	$112,500	$121,086	$233,586
Wendy Silverstein	$130,000	$121,086	$251,086
Bradley Smith	$147,500	$121,086	$268,586
Gregory White	$122,500	$121,086	$243,586

(1)	For additional information regarding the amounts reflected in this column, see “—Fees Earned or Paid in Cash” below.
(2)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. In December 2024, each non-employee director was granted 14,415 DSUs in satisfaction of the portion of the base director’s fee for non-employee directors paid in equity-based awards under our 2017 Equity Incentive Plan. For additional information regarding the amounts reflected in this column, see “—Stock Awards” below.

(3)

Mr. Bouquard did not receive any additional compensation for service on our board of directors. For a description of Mr. Bouquard’s compensation with respect to his services rendered to us as our chief executive officer during 2024, see the Summary Compensation Table above.

Fees Earned or Paid in Cash

The amounts reflected in the “Fees Earned or Paid in Cash” column of the 2024 Director Compensation Table include annual cash retainer fees, and if applicable, committee fees, all as described above. Dollar amounts are comprised as follows:

Name	Annual Cash Retainer Fee ($)	Committee Membership Fee ($)	Committee Chair Fees ($)
Avi Banyasz(1)	—	—	—
Doug Bouquard(1)	—	—	—
Julie Hong(1)	—	—	—
Michael Gillmore	$100,000	$12,500	$20,000
Todd Schuster	$100,000	$12,500	—
Wendy Silverstein	$100,000	$15,000	$15,000
Bradley Smith(2)	$100,000	$17,500	$30,000
Gregory White	$100,000	$22,500	—

(1)

Mr. Banyasz, Mr. Bouquard, and Ms. Hong did not receive any additional cash compensation for service on our board of directors. For a description of Mr. Bouquard’s compensation with respect to his services rendered to us as our chief executive officer during 2024, see the Summary Compensation Table above.

(2)	Committee chair fees paid to Mr. Smith include $20,000 as compensation for his service as lead independent director.

Stock Awards

With respect to Mr. Gillmore, Mr. Schuster, Ms. Silverstein, Mr. Smith and Mr. White, the amounts reflected in the “Stock Awards” column of the 2024 Director Compensation Table are the aggregate grant date fair value of deferred stock units granted to such directors during 2024 and calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. See “Note 2—Summary of Significant Accounting Policies” and “Note 13—Stock-based Compensation” to the consolidated financial statements in our 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025 for additional details regarding assumptions underlying the value of these awards.

These grants were 100% vested on the grant date, but are subject to the restrictions set forth in the award agreements for the deferred stock units. Subject to the terms of the award agreements, the shares of common stock underlying the deferred stock units will be delivered to each of these directors on the date of such director’s “Separation from Service” (as defined in the award agreements). As of December 31, 2024, each of these directors held 78,340 outstanding deferred stock units, which includes dividends paid in the form of 12,635 additional deferred stock units (other than Mr. Schuster, who held 49,958 outstanding deferred stock units). The dividends paid in the form of additional deferred stock units are not included in the deferred stock unit award values reflected in the “Stock Awards” column of the 2024 Director Compensation Table.

The 2024 deferred stock unit grants were as follows:

Name	Grant Date	Number of Deferred Stock Units	Grant Date Fair Value
Michael Gillmore	12/27/2024	14,415	$121,086
Todd Schuster	12/27/2024	14,415	$121,086
Wendy Silverstein	12/27/2024	14,415	$121,086
Bradley Smith	12/27/2024	14,415	$121,086
Gregory White	12/27/2024	14,415	$121,086

Mr. Banyasz and Ms. Hong did not receive any equity-based compensation for their service on our Board. However, during 2024, Mr. Banyasz and Ms. Hong were granted 44,803 and 14,415 restricted stock units, respectively, to compensate Mr. Banyasz and Ms. Hong for services benefitting the Company. In addition to fulfilling the duties of chairman of our board, Mr. Banyasz provides our board and management with differentiated insights on commercial real estate markets, capital markets, market participants and investment climate gained from his role as co-head of TPG Real Estate, TPG’s global real estate investment platform. In addition to fulfilling the duties of a director, Ms. Hong provides our board and management with unique strategic and tactical advice regarding equity and debt capital markets execution based on her role as co-head of TPG’s Client Capital Formation group. As of December 31, 2024, Mr. Banyasz and Ms. Hong held 74,550 and 28,568 outstanding restricted stock units, respectively. Mr. Banyasz’ outstanding restricted stock units include grants made to him during 2021, 2022, 2023, and 2024. Ms. Hong’s outstanding restricted stock units include grants made to her during 2022, 2023, and 2024. The restricted stock units granted to Mr. Banyasz and Ms. Hong are subject to vesting ratably in four annual installments on each June 30 following the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 28, 2025, there were a total of 80,384,687 shares of our common stock issued and outstanding. The following table sets forth, as of March 28, 2025, certain information with respect to the beneficial ownership of our stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding stock;

•	each director, director nominee and named executive officer; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), 13(g) and 16 of the Exchange Act with respect to our stock. Except as noted below, the shares beneficially owned are shares of our common stock and the address for all beneficial owners in the table below is 888 Seventh Avenue, 35th Floor, New York, NY 10106.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Owner
Long Pond Capital, LP(2)	7,303,626	9.1%
The Vanguard Group, Inc(3)	4,700,781	5.8%
BlackRock, Inc.(4)	5,925,639	7.4%
TPG Funds(5)	7,086,779	8.8%
Named Executive Officers, Directors and Director Nominees
Avi Banyasz(6)	154,514	*
Doug Bouquard(7)	1,027,999	1.3%
Matthew Coleman(8)	350,204	*
Robert Foley	489,772	*
Brandon Fox	78,532	*
Michael Gillmore(9)	79,779	*
Julie Hong(10)	33,022	*
Todd Schuster(11)	50,087	*
Wendy Silverstein(11)	79,279	*
Bradley Smith(11)	79,279	*
All executive officers, directors and director nominees as a group (10 persons)	2,422,467	3.0%

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on March 28, 2025.

(2)

Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2025 by Long Pond Capital, LP, Long Pond Capital GP, LLC, and John Khoury (collectively, the “Long Pond Parties”). The Long Pond Parties share voting and investment power with respect to the 7,303,626 shares of the Company’s common stock beneficially owned by the Long Pond Parties. The address of the Long Pond Parties is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“The Vanguard Group”). The Vanguard Group’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock beneficially owned by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. in which BlackRock, Inc. reported that it has sole dispositive power over 5,925,639 shares of the Company’s common stock and sole voting power over 5,788,162 shares of the Company’s common stock held by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)

The TPG Funds (as defined below) hold an aggregate of 7,086,779 shares of common stock consisting of: (a) 1,811,251 shares of common stock held by TPG Operating Group III, L.P., a Delaware limited partnership (“TPG Operating Group III”), (b) 4,693,916 shares of common stock held by TPG/NJ (RE) Partnership, L.P., a Delaware limited partnership (“TPG/NJ RE Partnership”), and (c) 581,612 shares of common stock held by our Manager (together with TPG Operating Group III and TPG/NJ RE Partnership, the “TPG Funds”). The general partner of TPG/NJ RE Partnership is TPG NJ DASA GenPar C, L.P., a Delaware limited partnership, whose general partner is TPG DASA Advisors (RE) II, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group III, whose general partner is TPG Holdings III-A, L.P., a Cayman limited partnership, whose general partner is TPG Holdings III-A, LLC, a Cayman limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose sole member is TPG Inc., a Delaware corporation. The general partner of our Manager is TPG Real Estate Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II Sub, L.P., a Delaware limited partnership, whose general partner is TPG Operating Group II, L.P. The shares of Class B common stock of TPG Inc. (which represent a majority of the combined voting power of the common stock) are held by (i) TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, (ii) Alabama Investments (Parallel), LP, a Delaware limited partnership, whose general partner is Alabama Investments (Parallel) GP, LLC, a Delaware limited liability company (“Alabama Investments”), (iii) Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, whose general partner is Alabama Investments, and (iv) Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership, whose general partner is Alabama Investments. The managing member of each of TPG Group Holdings (SBS) Advisors, LLC and Alabama Investments is TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”). TPG GP A is owned by entities owned by Messrs. David Bonderman, James G. Coulter and Jon Winkelried. Messrs. Bonderman, Coulter and Winkelried may therefore be deemed to be the beneficial owners of the shares of common stock held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the shares of common stock held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of TPG GP A and Messrs. Bonderman, Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(6)

Mr. Banyasz, who is the chairman of our board of directors, is a partner of TPG. Mr. Banyasz has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(7)

Mr. Bouquard, who is a member of our board of directors and one of our executive officers, is a partner of TPG. Mr. Bouquard has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(8)

Includes shares of common stock held by The Matthew and Monica Coleman Family Trust. Mr. Coleman shares voting and investment power over the shares held by the trust with his spouse. Includes 94 shares of common stock held for minor children of Mr. Coleman through custodial accounts under the Uniform Transfers to Minors Act and of which Mr. Coleman disclaims beneficial ownership. Mr. Coleman, who is one of our executive officers, is a partner of TPG. Except as described above, Mr. Coleman has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(9)	Includes 79,279 shares of common stock underlying deferred stock units and 500 shares of common stock held through a personal trust.
(10)

Ms. Hong, who is a member of our board of directors, is a partner of TPG. Ms. Hong has no voting or investment power over and disclaims beneficial ownership of the shares of stock held by the TPG Funds.

(11)	Represents shares of common stock underlying deferred stock units.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights Agreement

In December 2014, we entered into a registration rights agreement with registration rights agreement with TPG Operating Group III, L.P. (formerly known as TPG Holdings III, L.P.) and certain of our pre-IPO stockholders. Our Manager is not a party to the registration rights agreement. The registration rights agreement provides these stockholders, to the extent they hold registrable securities, with certain demand, shelf and piggyback registration rights.

Pursuant to the registration rights agreement, each of the holders may make up to three requests that we register the resale of all or any part of such holder’s registrable securities under the Securities Act of 1933, as amended, or the Securities Act, at any time. The registration rights agreement also provides the holders with certain shelf registration rights. Accordingly, at any time, a holder may request that we file a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the registrable securities held by such holder from time to time in accordance with the methods of distribution elected by such holder. In any demand or shelf registration, subject to certain exceptions, the other holders will have the right to participate in the registration on a pro rata basis, subject to certain conditions. By exercising these rights and selling a significant number of shares of our common stock, the market price of our common stock could decline significantly.

The registration rights agreement provides the holders with piggyback registration rights that require us to register the resale of shares of our common stock held by the holders in the event we register for sale, either for our own account or for the account of others, shares of our common stock in future offerings. The holders will be able to participate in such registration on a pro rata basis, subject to certain terms and conditions.

We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. We are required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

Management Agreement

On July 25, 2017, we entered into our current management agreement with our Manager. Pursuant to our Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as investment manager is under the supervision and direction of our board of directors. Our Management Agreement has an initial three-year term and will be automatically renewed for a one-year term each anniversary thereafter unless earlier terminated. Under our Management Agreement, our Manager is entitled to receive from us a base management fee and incentive compensation, as well as the reimbursement of certain expenses incurred by our Manager.

Pursuant to the terms of our Management Agreement, we pay our Manager a base management fee in an amount equal to the greater of $250,000 per annum ($62,500 per quarter) and 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in our Management Agreement), and, if earned, certain quarterly incentive compensation. On May 2, 2018, we entered into Amendment No. 1 to our Management Agreement between us and our Manager solely for the purpose of amending the definitions of “Equity,” “Core Earnings” and “Incentive Compensation” in our Management Agreement. We are also required to reimburse our Manager or its affiliates for certain documented costs and expenses incurred by it and its affiliates on our behalf during any given year.

So long as our Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation to the Manager and to reimburse the Manager for certain expenses. See Note 10 to our consolidated financial statements in our 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025 for additional details.

As of December 31, 2024, our consolidated balance sheet included approximately $5.1 million of accrued management fees payable to our Manager. The Manager did not earn an incentive management fee during the year ended December 31, 2024. In addition, during the year ended December 31, 2024, we reimbursed our Manager for an aggregate of approximately $1.5 million of expenses incurred on our behalf pursuant to our Management Agreement, and our Manager elected not to seek reimbursement for reimbursable amounts in excess thereof. There can be no assurance that our Manager will not seek reimbursement of such expenses in future quarters.

Trademark License Agreement

On July 19, 2017, we entered into a trademark license agreement with an affiliate of TPG pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable, non-sublicensable license to use the name “TPG RE Finance Trust, Inc.” and the ticker symbol “TRTX.” Under this agreement, we have a right to use this name for so long as our Manager (or another TPG affiliate that serves as our manager) remains an affiliate of the licensor under the trademark license agreement. The trademark license agreement may be terminated by either party as a result of certain breaches or upon 90 days’ prior written notice; provided that upon notification of such termination by us, the licensor may elect to effect termination of the trademark license agreement immediately at any time after 30 days from the date of such notification. The licensor will retain the right to continue using the “TPG” name. The trademark license agreement does not permit us to preclude the licensor from licensing or transferring the ownership of the “TPG” name to third parties, some of whom may compete with us.

Indemnification Agreements with Directors and Officers

We have entered into customary indemnification agreements with each of our directors and officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf and in which the indemnitee is determined in a final adjudication to be liable to us. The indemnitee will not be entitled to indemnification if it is established that one of certain prohibitions on indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided that the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct necessary for indemnification was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.

SOP Asset Management Services

In the second quarter of 2024, we engaged SOP 2 Management, LLC (“SOP”), a portfolio company owned by an affiliate of TPG, an affiliate of our Manager, to provide a specified scope of asset management services related to our real estate owned. During the year ended December 31, 2024, we incurred $1.4 million of expenses for these services.

Related Party Transaction Policies

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a committee of our board of directors composed solely of independent directors who are disinterested or the disinterested members of our board of directors must review and approve or ratify (i) any “interested transaction” (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (b) we or any of our subsidiaries is a participant; and (c) any “related person” (which includes our directors, director nominees, certain officers, stockholders owning more than 5% of our company or our controlled affiliates and certain affiliates of the foregoing) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity)) and (ii) all material facts with respect thereto. Other than certain pre-approved transactions (including transactions related to director compensation, certain transactions with other companies, certain charitable contributions, transactions where all holders of our common stock receive proportional benefits, transactions involving competitive bids, certain regulated transactions, certain banking-related services and indemnification), no interested transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested members of our board of directors.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of an interested transaction involving a non-management director or director nominee should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a quarterly basis all material related party transactions involving our Manager and/or its affiliates.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP, or Deloitte, to be our independent registered public accounting firm for the fiscal year ending December 31, 2025, and our board of directors has ratified the appointment of such independent registered public accounting firm and directed that such appointment be submitted for ratification by our stockholders at the Annual Meeting.

We have been advised by Deloitte that neither Deloitte nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2024 and 2023 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year ended December 31,
	2024	2023
Audit fees(1)	$827,300	$1,090,800
Audit-related fees	—	—
Total audit and audit-related fees	827,300	1,090,800
Tax fees(2)	861,754	799,596
All other fees	—	—
Total	$1,689,054	$1,890,396

(1)	Audit fees include amounts related to annual financial statement audit work, quarterly financial statement reviews and regulatory filings.
(2)	Tax fees include tax return preparation and REIT compliance work.

The audit committee of our board of directors was advised that there were no services provided by Deloitte that could impair Deloitte from maintaining its independence as our independent registered public accounting firm, and the audit committee concluded that Deloitte was independent.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for general pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement.

With respect to each proposed pre-approved service, the independent registered public accounting firm will provide an engagement letter, which will be provided to the audit committee, regarding the specific services to be provided. Requests or applications for services that require separate approval by the audit committee will be submitted to the audit committee by our chief financial officer, and must include a statement as to whether, in his view, the request or application is consistent with the SEC’s rules on auditor independence.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

AUDIT COMMITTEE REPORT

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm, and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.tpgrefinance.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2024 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, Deloitte & Touche LLP. Our independent registered public accounting firm presented to and reviewed with the audit committee the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board. Our independent registered public accounting firm also provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and, in connection therewith, the audit committee discussed with the independent registered public accounting firm their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits or whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Based on the audit committee’s considerations, discussions with management and discussion with the independent registered public accounting firm as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Michael Gillmore (Chair)

Wendy Silverstein

Bradley Smith

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” More than 97.7% of the votes cast at the 2024 Annual Meeting voted to approve our executive compensation. At the 2024 Annual Meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. Because at the 2024 Annual Meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to our Management Agreement. Our named executive officers for fiscal year 2024 are employees of affiliates of our Manager, and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2024 do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager or an affiliate of our Manager for the allocable share of the salary and other compensation paid by our Manager or an affiliate of our Manager to Mr. Foley, our chief financial officer, who dedicates a substantial portion of his time to us, based on the percentage of his time spent on our affairs. However, we did not and do not determine the compensation payable to Mr. Foley by our Manager or any of its affiliates.

We may, from time to time, grant our named executive officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by our Manager or any of its affiliates to our named executive officers. Our Manager and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Manager and its affiliates. Our Manager and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, our board of directors and the compensation committee of our board of directors will consider the voting results as appropriate when making future decisions regarding executive compensation.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4—APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN

The use of equity-based awards under the existing 2017 Equity Incentive Plan has been a key component of our compensation program since its adoption in 2017. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. Our board of directors believes that it is in the best interest of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and future contributions and to align their interests with those of our future stockholders.

Our board of directors has determined that the current number of shares available for grants under the 2017 Equity Incentive Plan (which is our only active equity-based plan) is not sufficient to meet the objectives of our compensation program going forward. Accordingly, our board of directors has adopted and proposes that our shareholders approve the 2025 Equity Incentive Plan in order to increase the number of shares of our common stock available for future grants, as described below.

At the Annual Meeting, stockholders will be asked to approve the 2025 Equity Incentive Plan. If approved by our stockholders, the 2025 Equity Incentive Plan will be effective as of April 7, 2025, and no further awards will be granted under the 2017 Equity Incentive Plan as of the date of the Annual Meeting. If the proposed 2025 Equity Incentive Plan is not approved by our shareholders, then the 2017 Equity Incentive Plan will remain in effect. Whether the 2025 Equity Incentive Plan is approved by our shareholders or not, each award granted under the 2017 Equity Incentive Plan will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the 2017 Equity Incentive Plan.

Capitalized terms used in this 2025 Equity Incentive Plan Proposal, but not defined herein shall have the meaning ascribed to them in the 2025 Equity Incentive Plan.

Background and Purpose of the 2025 Equity Incentive Plan Proposal

As of April 1, 2025, assuming maximum payout of currently outstanding awards that may be earned under the 2017 Equity Incentive Plan, only 473,267 shares of our common stock remained available for issuance. The Company has not granted any awards under the 2017 Equity Incentive Plan since April 1, 2025, and will not grant any future awards under the 2017 Equity Incentive Plan if the 2025 Equity Incentive Plan is approved by our stockholders at the Annual Meeting.

On April 7, 2025, subject to approval by our stockholders, our board of directors determined that it is in the Company’s best interest to adopt the 2025 Equity Incentive Plan pursuant to which 6,732,067 shares of our common stock are authorized for issuance. This number represents the 473,267 shares of our common stock available for awards under the 2017 Equity Incentive Plan as of April 1, 2025 and an additional 6,258,800 shares of our common stock newly reserved for the 2025 Equity Incentive Plan.

If all or any portion of an Award, including an award granted under the 2017 Equity Incentive Plan that is outstanding as of the effective date of the 2025 Equity Incentive Plan (an “Existing Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or Existing Award will again be available for new Awards under the 2025 Equity Incentive Plan. Any shares withheld or surrendered in payment of any taxes relating to Awards or Existing Awards (other than Options or SARs) will be again available for new Awards under the 2025 Equity Incentive Plan. For the avoidance of doubt, irrespective of whether such awards are granted under the 2025 Equity Incentive Plan or the 2017 Equity Incentive Plan, (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR under the 2017 Equity Incentive Plan; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Option or SAR under the 2017 Equity Incentive Plan; or (iii) shares repurchased on the open market with the proceeds of an option exercise under the 2017 Equity Incentive Plan, will not be available for new Awards under the 2025 Equity Incentive Plan.

The 2025 Equity Incentive Plan is intended to provide flexibility to enable the continued use of stock-based compensation consistent with the objectives of our compensation program. The length of time the 2025 Equity Incentive Plan share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time including our share price, our executive retention rate, and changes in our compensation practices, which may be influenced by all of the preceding variables as well as changes in the compensation practices of companies with which we compete for executive talent.

Consequences of Failing to Approve the 2025 Equity Incentive Plan

The 2025 Equity Incentive Plan will not be implemented unless approved by stockholders. If the 2025 Equity Incentive Plan is not approved by stockholders, the 2017 Equity Incentive Plan will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the 2017 Equity Incentive Plan is exhausted. If that occurs, we may be compelled to significantly alter our compensation strategy and undertake grants of cash-based awards to our named executive officers, directors, and/or certain personnel of the Manager or its affiliates that provide services to us in an effort to incentivize such persons and align their interests with those of the Company, however, such cash-based awards may not necessarily align the interests of our named executive officers, directors, and/or certain personnel of the Manager or its affiliates that provide services to us with the investment interests of our stockholders as well as such alignment provided by equity-based awards. Replacing equity awards with cash may also increase cash compensation expense and use cash that might be otherwise reinvested in our business or returned to our stockholders.

Historical Award Information and Equity Use

While equity-based awards and incentives are an important part of achieving the Company’s goals, we are mindful of our responsibility to our stockholders to exercise judgement in granting equity-based awards.

Overhang

As of December 31, 2024, we had 473,267 shares of our common stock available for future issuances under the 2017 Equity Incentive Plan, which represents approximately 0.58% of our common shares outstanding as of such date, which is sometimes referred to as the “overhang percentage.” The 6,258,800 new shares of our common stock proposed to be reserved pursuant to the 2025 Equity Incentive Plan, together with shares remaining available for issuance under the 2017 Equity Incentive Plan and the shares of our common stock subject to outstanding awards under the 2017 Equity Incentive Plan, would result in an overhang percentage of approximately 11.25% as of December 31, 2024.

Share Usage

The annual share usage under the 2017 Equity Incentive Plan for the last three years was as follows:

	2024	2023	2022	Average

Total Shares Granted During the Fiscal Year(1)	1,077,947	1,037,347	1,089,081	1,068,125

Basic Weighted Average Shares Outstanding	79,801,990	77,575,788	77,296,524	78,224,767

Burn Rate	1.35%	1.34%	1.41%	1.37%

(1)	The amounts reflected in this row include dividends paid to our non-management directors in the form of deferred stock units.

The proposed 2025 Equity Incentive Plan is included as Appendix A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares available for delivery under the 2025 Equity Incentive Plan.

Summary of the 2025 Equity Incentive Plan

The material features of the 2025 Equity Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2025 Equity Incentive Plan which is attached to this proxy statement as Appendix A.

General

The 2025 Equity Incentive Plan provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards (including LTIP Units (as defined below)) to our and our affiliates’ directors, officers, employees (if any) and consultants, and the members, officers, directors, employees and consultants of our Manager or its affiliates, as well as to our Manager and other entities that provide services to us and our affiliates and the employees of such entities.

If stockholder approval of the 2025 Equity Incentive Plan is obtained, as specified in this 2025 Equity Incentive Plan Proposal, 6,732,067 shares would remain available for future grants (plus any previously awarded shares that are returned to the 2017 Equity Incentive Plan, as described above). If our stockholders do not approve the 2025 Equity Incentive Plan, the 2017 Equity Incentive Plan will remain in effect under its current terms, including the maximum number of shares authorized for issuance pursuant to the 2017 Equity Incentive Plan, of which 473,267 shares remain available for future grants.

On April 1, 2025, the per share closing price of the Company’s common stock was $8.15, as reported on the NYSE.

Purpose

The purposes of the 2025 Equity Incentive Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2025 Equity Incentive Plan by allowing such recipients to acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured with reference to the value of our common stock, thereby strengthening their interest in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining (a) the directors, officers, employees (if any) and consultants of the Company and its affiliates and (b) the members, officers, directors, employees and consultants of the Manager or its affiliates, as well as the Manager and other entities that provide services to the Company and the employees of such entities and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Administration

The 2025 Equity Incentive Plan is administered by our compensation committee (except that our board of directors administers the 2025 Equity Incentive Plan with respect to equity-based awards made to members of our board of directors who are not employees of the Company or the Manager). Our compensation committee has broad discretion to administer the 2025 Equity Incentive Plan, interpret its provisions, and adopt rules for implementing the 2025 Equity Incentive Plan. This discretion includes, but is not limited to, the power to determine which eligible persons will receive equity-based awards; determine the form, amount and timing of equity-based awards; determine the terms and provisions of equity-based awards and agreements documenting the equity-based awards; and establish conditions on the transferability, forfeitability and exercisability of all or any part of an equity-based award.

The compensation committee’s determinations under the 2025 Equity Incentive Plan do not have to be uniform. Any decisions made by the compensation committee as administrator of the 2025 Equity Incentive Plan are final and conclusive.

Types of Awards

The types of awards that may be granted pursuant to the 2025 Equity Incentive Plan are described below.

Stock Options

The 2025 Equity Incentive Plan authorizes the grant of incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options will be granted only to persons (if any) who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of each option will be determined by our compensation committee, provided that the price cannot be less than 100% of the fair market value of the shares of our common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent stockholder”).

Stock Appreciation Rights

The 2025 Equity Incentive Plan authorizes the grant of stock appreciation rights. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, shares of our common stock or, if provided in the award agreement, cash, or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our compensation committee. Stock appreciation rights may be granted in tandem with an option grant or as independent grants. The term of a stock appreciation right cannot exceed, in the case of a tandem stock appreciation right, the expiration, cancellation, forfeiture or other termination of the related option and, in the case of a free-standing stock appreciation right, ten years from the date of grant.

Stock Awards

The 2025 Equity Incentive Plan also provides for the grant of common stock, restricted stock and restricted stock units. Our compensation committee will determine the number of shares of common stock subject to a restricted stock or restricted stock unit award and the restriction period, performance period (if any), the performance measures (if any) and the other terms applicable to a stock award under the 2025 Equity Incentive Plan. A restricted stock unit confers on the participant the right to receive one share of common stock or, in lieu thereof, and if provided in the award agreement, the fair market value of such share of common stock in cash. Unless otherwise set forth in the applicable award agreement, the holders of awards of restricted stock will be entitled to receive dividends, and the holders of awards of restricted stock units will not be entitled to receive dividend equivalents.

Performance Awards

The 2025 Equity Incentive Plan also authorizes the grant of performance awards. Performance awards represent the participant’s right to receive an amount of cash, shares of our common stock, or a combination of both, contingent upon the attainment of specified performance measures within a specified period. Our compensation committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award.

Substitute Awards

Awards may be granted in substitution or exchange for any other award granted under the 2025 Equity Incentive Plan or under another equity incentive plan or any other right of an eligible person to receive payment from us. Awards may also be granted under the 2025 Equity Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.

Other Equity-Based Awards

Our compensation committee may grant other forms of awards that are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Other equity-based awards may be payable in cash or shares of our common stock or long-term incentive plan units (“LTIP Units”) (which represent limited liability company interests in TPG RE Finance Trust Holdco, LLC) if our compensation committee determines that such other form of award is consistent with the purpose and restrictions of the 2025 Equity Incentive Plan. The terms and conditions of such other form of award will be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Adjustments Upon Certain Corporate Transactions

In the event of any equity restructuring that causes the per share value of shares of our common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, then our board of directors will appropriately adjust the number and class of securities available under the 2025 Equity Incentive Plan and the terms of each outstanding award under the 2025 Equity Incentive Plan. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation, our board of directors may make such equitable adjustments as it determines to be appropriate and equitable to prevent dilution or enlargement of rights of participants. The decision of our board of directors regarding any such adjustment shall be final, binding and conclusive.

Change in Control

Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the 2025 Equity Incentive Plan), our compensation committee may, in its discretion, determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and restricted stock unit awards shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. Our compensation committee may further require that shares of stock of the corporation or other entity resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our shares of common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

Termination; Amendment

If approved by our stockholders, the 2025 Equity Incentive Plan will automatically expire on the tenth anniversary of its effective date, which would be April 7, 2035. Our board of directors may terminate or amend the 2025 Equity Incentive Plan at any time, subject to any stockholder approval required by applicable law, rule or regulation or the rules of any stock exchange on which our shares are listed or traded. Our compensation committee may amend the terms of any outstanding award under the 2025 Equity Incentive Plan at any time. No amendment or termination of the 2025 Equity Incentive Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

U.S. Federal Income Tax Consequences of the 2025 Equity Incentive Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to Participants arising from participation in the 2025 Equity Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2025 Equity Incentive Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. This summary does not constitute tax advice and Participants should consult with their personal tax advisors regarding the tax consequences of participating in the 2025 Equity Incentive Plan. No attempt has been made to discuss any potential foreign jurisdiction, or U.S. state or local tax consequences in this section.

Nonstatutory Stock Options; Incentive Stock Options; SARs

Participants will not realize taxable income upon the grant of a stock option or a stock appreciation rights. Upon the exercise of a nonstatutory stock option or s stock appreciation rights, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a nonstatutory stock option, that equals the fair market value of such shares of common stock on the date of exercise. When a Participant sells the shares of common stock acquired as a result of the exercise of a nonstatutory stock option or a stock appreciation right, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for U.S. federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment. Subject to the discussion under the section below titled “Tax Consequences to the Company,” the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant upon exercise under the foregoing rules.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any U.S. federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under the section titled “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the stock option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an nonstatutory stock option in the manner described above). Moreover, the number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2025 Equity Incentive Plan allows the compensation committee to permit the transfer of certain awards in limited circumstances. For income and gift tax purposes, certain transfers of nonstatutory stock option and stock appreciation rights generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonstatutory stock options (other than in the context of divorce) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of nonstatutory stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible from the transferor at the time the transferee exercises the nonstatutory stock options. If nonstatutory stock options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested nonstatutory stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory stock option at the time of the gift. The value of the nonstatutory stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory stock option, and the illiquidity of the nonstatutory stock option. The transferor will be subject to a U.S. federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per person (the amount is current for the 2025 year, but may change in future tax years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted nonstatutory stock option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonstatutory stock options has not been extended to unvested nonstatutory stock options. Whether such consequences apply to unvested nonstatutory stock options is uncertain. The gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

LTIP Units

LTIP Units received by a Participant are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The IRS has provided safe harbors governing the issuance of profits interests. Although the LTIP Units are intended to comply with those safe harbors, there can be no assurance that they will do so. Additionally, the safe harbors, and the treatment of profits interests generally under the U.S. federal income tax rules, are currently under review by the IRS, the Department of the Treasury, and the U.S. Congress.

Provided that the LTIP Units are respected as profits interests, a Participant will not realize taxable income upon the grant of an LTIP Unit or upon the vesting of an LTIP Unit, and TPG RE Finance Trust Holdco, LLC will not be allowed a deduction either upon issuance or vesting. Instead, the Participant will be treated as a partner in TPG RE Finance Trust Holdco, LLC from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit and deduction from TPG RE Finance Trust Holdco, LLC along with distributions of cash. Such items generally have the same character (i.e., capital or ordinary) in the hands of the Participant as the items had in the hands of TPG RE Finance Trust Holdco, LLC. Additionally, if and when an LTIP Unit both vests and reaches capital account equivalency under the operating partnership agreement, a Participant will be eligible to convert that LTIP Unit into a TPG RE Finance Trust Holdco, LLC unit which, in turn, may be put to TPG RE Finance Trust Holdco, LLC to redeem for either common stock or cash. The redemption of TPG RE Finance Trust Holdco, LLC units for common stock or cash is a taxable transaction to the Participant, and will generally qualify for capital gain tax treatment (except for proceeds attributable to deprecation recapture).

Restricted Stock; RSUs; Stock Awards

Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received. The dividend equivalent rights, if any, received with respect to a restricted stock unit or other award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a stock award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when restricted shares of common stock vest and when unrestricted shares of common stock are granted, reduced by any amount paid by the Participant. More specifically, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is granted, in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to shares of common stock or cash received. The tax basis in the shares of common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the date the restrictions lapse. The Company will generally be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules, subject to the discussion below under the section titled “Tax Consequences to the Company.”

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

The Company’s ability to obtain a deduction for future payments under the 2025 Equity Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control.

Compensation of Covered Employees

Finally, the Company’s ability to obtain a deduction for amounts paid under the 2025 Equity Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1 million with respect to any such officer during any taxable year of the corporation.

New Plan Benefits

Awards under the 2025 Equity Incentive Plan are within the discretion of the compensation committee and board of directors. As a result, the awards that will be made under the 2025 Equity Incentive Plan, if the 2025 Equity Incentive Plan is approved, are not determinable at this time. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2024, relating to our equity compensation plans pursuant to which shares of our common stock or other equity-based awards may be granted from time to time:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,377,123	—	473,267
Equity compensation plans not approved by security holders(2)	—	—	—
Total	2,377,123	—	473,267

(1)

The number of securities remaining available for future issuance consists of an aggregate of 473,267 shares issuable under our 2017 Equity Incentive Plan. Awards under the 2017 Equity Incentive Plan may include options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units, performance awards, substitute awards and other equity-based awards. During the year ended December 31, 2024, 1,077,947 common stock share-based awards were granted, including dividends paid to our non-management directors in the form of deferred stock units.

(2)	All of our equity compensation plans have been approved by security holders.

Vote Required for Approval of the 2025 Equity Incentive Plan

The affirmative vote of a majority of the votes cast is required for the approval of the 2025 Equity Incentive Plan Proposal. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose and will not affect the outcome of this proposal. If stockholder approval of the 2025 Equity Incentive Plan is not obtained, then no issuances pursuant to the 2025 Equity Incentive Plan will be made.

Voting Recommendation

Our board of directors unanimously recommends that you vote “for” the approval of the 2025 Equity Incentive Plan.

ANNUAL REPORT

Our annual report to stockholders for the year ended December 31, 2024 is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.tpgrefinance.com) and click “SEC Filings” under the “Investor Relations” tab. Copies of our annual report to stockholders for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary.

OTHER MATTERS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”), your proposal must be received by our Secretary on or before December 10, 2025. Your proposal should be mailed by certified mail return receipt requested to our Secretary at TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before the 2026 Annual Meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 10, 2025 and no later than 5:00 p.m. (Eastern Time) on December 10, 2025. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the additional information required by Rule 14a-19(b) under the Exchange Act no later than March 21, 2026.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 579-1639 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Secretary, (212) 601-7400.

Appendix A

TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan

TPG RE FINANCE TRUST, INC.

2025 EQUITY INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by allowing such recipients to acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured with reference to the value of the Common Stock, thereby strengthening their interest in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining (a) the directors, officers, employees (if any) and Consultants of the Company and its Affiliates and (b) the members, officers, directors, employees and Consultants of the Manager or its Affiliates, as well as the Manager and other entities that provide services to the Company and the employees of such entities and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Affiliate” shall mean (i) any person directly or indirectly controlling, controlled by, or under common control with such other person, (ii) any executive officer or general partner of such other person and (iii) any legal entity for which such person acts as an executive officer or general partner.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Award” shall mean any Option (including any Incentive Stock Option or any Nonqualified Stock Option), SAR, Bonus Stock Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Equity-Based Award (including LTIP Units), or Substitute Award, together with any other right or interest, granted to a Participant.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall mean (i) the indictment of a Participant for a felony or other crime involving moral turpitude; or (ii) in the reasonable determination of the Committee, (a) a material breach of any employment agreement, offer letter, or similar agreement governing the Participant’s Services with the Company or the Manager or any their respective Subsidiaries or Affiliates (including TPG RE – New York, Inc.), (b) the Participant’s material failure to perform the duties reasonably assigned to the Participant in the course of the Participant’s Services (other than as a result of death or Disability), (c) any misconduct, fraud, embezzlement, theft or misappropriation, whether or not in connection with the Participant’s Services or (d) gross negligence in connection with the Participant’s Services. If subsequent to the termination of Services of any Participant other than for Cause, it is discovered that the Participant’s Services could have been terminated for Cause, its Services will, at the election of the Committee, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which the shares of Common Stock have been listed by the Company. If there is no Compensation Committee, then “Committee” shall mean the Board; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee; and provided further that with respect to awards made to a Non-Management Director, “Committee” shall mean the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” (or “REIT”) shall mean TPG RE Finance Trust, Inc., a Maryland corporation, or any successor thereto.

“Constructive Departure” shall mean a material and sustained dereliction of duties or other egregious conduct by a Participant that would customarily result in a termination of Services, in each case a reasonably determined by the Committee.

“Consultant” shall mean any consultant or advisor, including a consultant or advisor of the Manager or any of its Affiliates, who is a natural person and who provides services to the Company or any Subsidiary, so long as that person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement (or any successor thereto).

“Disability” shall mean, as to any Participant and except as may otherwise be provided in any Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, that in the event such circumstances occur during the time that the Participant is providing Services, no Disability will be deemed to occur unless the disability results in a termination of the Participant’s Services. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, the relevant Award would fail to satisfy the requirements of Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible permitted under Section 409A of the Code (e.g., if applicable, permitting accelerated vesting without an acceleration of distribution or payment).

“Dividend Equivalent Right” shall mean the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities, or other property in amounts equivalent to the cash, securities, or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Units, Performance Awards, or Other Equity-Based Awards of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. Except as otherwise provided by the Committee, Dividend Equivalent Rights payable on a Restricted Stock Unit award, a Performance Award, or an Other Equity-Based Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when and to the extent that, the underlying award is vested and earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under this Plan, or deferred without interest to the date of vesting of the associated Award.

“Effective Date” shall mean April 7, 2025, the date on which this Plan was adopted by the Board, subject to obtaining the approval of the Company’s stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock, as reported on the stock exchange composite tape on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under this Plan, the average between the reported high and low bid and asked prices of a share of Common Stock on the most recently preceding date on which Common Stock was publicly traded; or (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under this Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) and/or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 6.8(b)(iv).

“LTIP Unit” shall mean an “LTIP Unit” as defined in the Operating Entity’s limited liability company operating agreement, as amended from time to time. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that operating agreement, subject to the terms and conditions of the applicable Agreement and that operating agreement.

“Manager” shall mean TPG RE Finance Trust Management, L.P., a Delaware limited partnership, or any successor thereto.

“Non-Management Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary (if any), the Manager, or the Operating Entity, or any of their respective Affiliates.

“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

“Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Operating Entity” shall mean TPG RE Finance Trust Holdco., LLC, a Delaware limited liability company, the Company’s operating entity, or any entity that becomes the Company’s operating entity.

“Option” shall mean a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

“Other Equity-Based Award” shall mean any Award other than an Option, SAR, Stock Award, Performance Award, or Substitute Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

“Participant” shall have the meaning set forth in Section 1.4.

“Performance Award” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (a) core earnings, or core earnings per share, or adjusted core earnings, or adjusted core earnings per share, (b) the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, (c) earnings per share, (d) return to stockholders (including dividends), (e) return on assets, (f) return on equity, (g) earnings of the Company before or after taxes and/or interest, (h) revenues, (i) expenses, (j) market share, (k) cash flow or cost reduction goals, (l) interest expense after taxes, (m) return on investment, (n) return on investment capital, (o) return on operating costs, (p) economic value created, (q) operating margin, (r) gross margin, (s) the achievement of annual operating profit plans, (t) net income before or after taxes, (u) pretax earnings before interest, depreciation and/or amortization, (v) pretax operating earnings after interest expense and before incentives, (w) funds from operations, (x) operating earnings, (y) net cash provided by operations, (z) strategic business criteria, (aa) specified market penetration, (bb) cost targets, (cc) customer satisfaction, or (dd) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, a REIT index, another index or a group of comparable companies, or any combination of the foregoing. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

A Performance Measure or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates, one or more business or geographical units or one or more properties. When establishing Performance Measures and objectives, the Committee may exclude the impact of specified events during the relevant Performance Period, which may mean excluding the impact of any or all of the following events or occurrences for such Performance Period: (1) the charges or costs associated with restructurings of the Company; (2) discontinued operations; (3) any unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (4) asset write-downs or impairments to assets; (5) litigation, claims, judgments or settlements; (6) the effect of changes in tax law or other such laws or regulations affecting reported results; (7) accruals for reorganization and restructuring programs; (8) any change in accounting principles as described in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time;

(9) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (10) goodwill impairment charges; (11) operating results for any business acquired during the calendar year; (12) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (13) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (14) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (15) interest, expenses, taxes, depreciation and depletion, amortization, and accretion charges; and (16) marked-to-market adjustments for financial instruments. The Committee may adjust the Performance Measures and objectives as it deems equitable in recognition of the events described in this paragraph;.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” means the TPG RE Finance Trust, Inc. 2017 Equity Incentive Plan, as amended and restated effective April 25, 2019.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof if provided in the Agreement relating to such award, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” shall mean, as to any Participant and except as may otherwise be provided in any Agreement, the voluntary termination of the Participant’s Service after such Participant has reached age 65 and has at least five full years of Service with the Company and its Affiliates (including with the Manager and its Affiliates).

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” or “Services” shall mean a Participant’s employment or other service relationship with the Partnership and its subsidiaries. Services will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services to the Company or other entity described in Section 1.4 and in a capacity as described in Section 1.4. If a Participant’s employment or other service relationship is with a Subsidiary or Affiliate and that entity ceases to be a Subsidiary or Affiliate of the Company, the Participant’s Services will be deemed to have terminated when the entity ceases to be a Subsidiary or Affiliate of the Company unless the Participant transfers its Services to the Company or one of its remaining Subsidiaries or Affiliates.

“Stock Award” shall mean a Bonus Stock Award, Restricted Stock Award, or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan (i) in substitution or exchange for any other Award granted under this Plan or under another equity incentive plan or any other right of a Participant under this Plan to receive payment from the Company or (ii) upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock (which may be Restricted Stock) and/or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Type I Leaver” shall mean, except as may otherwise be provided in any Agreement, any Participant whose Services are terminated (i) by the Company or its Subsidiaries or Affiliates or by the Manager or its Affiliates, as applicable, for any reason other than (x) for Cause or conduct constituting Cause, (y) a breach by the Participant of any restrictive covenants in favor of the Company, the Manager, or any of their respective Subsidiaries or Affiliates covering non-competition, or (z) as a result of a Constructive Departure, (ii) by the Participant due to Retirement, or (iii) on account of the Participant’s death or Disability.

“Type II Leaver” shall mean, except as may otherwise be provided in any Agreement, any Participant whose Services are terminated (i) by the Participant for any reason other than Retirement, death or Disability, or (ii) by the Company, the Manager, or any of their respective Subsidiaries or Affiliates, as applicable, (x) for Cause or conduct constituting Cause, (y) a breach by the Participant of any restrictive covenants in favor of the Company, the Manager, or their respective Subsidiaries or Affiliates covering non-competition, or (y) as a result of a Constructive Departure. Any Participant whose Services are terminated who is not a Type I Leaver is deemed to be a Type II Leaver.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Options in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Bonus Stock, Restricted Stock, or Restricted Stock Units; (iv) Performance Awards; and (v) Other Equity-Based Awards (including LTIP Units). The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount, and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the number of LTIP Units, the dollar value subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the

Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, or Performance Award shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder, subject to applicable law, to the Company’s chief executive officer or any other executive officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Company’s chief executive officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director, or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Company’s chief executive officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Company’s chief executive officer or any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s charter and/or bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. “Participants” in this Plan shall consist of such (a) directors, officers, employees (if any) and Consultants of the Company or any Subsidiary or Affiliate and (b) members, officers, directors, employees and Consultants of the Manager or its Affiliates, as well as the Manager and other entities that provide services to the Company and its Affiliates and the employees of such entities, and in each case persons expected to take such positions, as the Committee, in its sole discretion, may select from time to time; provided, however, that, any such recipient must be a service provider of the Company or any of its parents or subsidiaries as contemplated under General Instruction A.1(a) to Form S-8 if such recipient is granted an Award that may be settled in Common Stock. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean (i) employment by a Subsidiary or (ii) except with respect to an Incentive Stock Option, employment by the Manager or any Affiliate of the Manager, and references to employment shall include service as a Non-Management Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, the total number of shares of Common Stock or LTIP Units that may be made subject to awards under this Plan (including, without limitation, awards of Incentive Stock Options) shall be equal to the sum of (a) 6,258,800 shares of Common Stock, (b) the number of shares of Common Stock available for issuance under the Prior Plan on the Effective Date, and such total will be available for the issuance of Incentive Stock Options, and (c) any shares that are the subject of an award under the Prior Plan as of the Effective Date and are thereafter forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by such award are not issued to the award holder, or are exchanged for an awards that does not involve shares of Common Stock, and any shares that are withheld from payment of an award to satisfy tax obligations. Provided, however; for purposes of this clause (c), the following shares shall not be available for Awards, (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR under the Prior Plan; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Option or SAR under the Prior Plan; or (iii) shares repurchased on the open market with the proceeds of an option exercise under the Prior Plan. The number of shares of Common Stock available under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, outstanding Free-Standing SARs, outstanding Stock Awards, outstanding Performance Awards, and outstanding Other Equity-Based Awards (including LTIP Units). To the extent that shares of Common Stock subject to an outstanding Option, SAR, Stock Award, Performance Award, or Other Equity-Based Award (including LTIP Units) granted under this Plan or any predecessor plan are not issued or delivered or are forfeited by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares subject to an Option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for issuance under this Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for reissuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Option or SAR; or (iii) shares repurchased on the open market with the proceeds of an option exercise. Shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes for Stock Awards, Performance Awards, or Other Equity-Based Awards shall again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired by the Company.

1.6 Individual Limitations. In each calendar year during any part of which the Plan is in effect, a Non-Management Director may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided that for any calendar year in which a Non-Management Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such Non-Management Director in excess of such limit; provided, further, that the limit set forth in this Section 1.6 shall be applied without regard to (A) cash fees paid to a Non-Management Director during such calendar year (or grants of Awards, if any, made to a non-employee member of the Board in lieu of all or any portion of such cash fees) or (B) grants of Awards, if any, made to a Non-Management Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Management Director.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant Options to such eligible persons as may be selected by the Committee; provided, however, that Incentive Stock Options shall be granted only to persons (if any) who are employees of the Company or one of its Subsidiaries that is a corporation within the meaning of Section 7701(a)(3) of the Code, in accordance with Section 422 of the Code. Each Option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such Options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an Option and the purchase price per share of Common Stock purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option; provided, further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns, or is deemed to own pursuant to Section 424(d) of the Code, capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten years after its date of grant; provided, further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such Option or to the exercisability of all or a portion of such Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Option or as otherwise authorized by the Committee, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the Option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued, and no certificate representing Common Stock shall be delivered, until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued, and no certificate representing Common Stock shall be delivered, until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an Option or SAR upon a termination of employment with or service to the Company of the holder of such Option or SAR, as the case may be, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Repricing of Options and SARs. The Committee shall not amend or replace any previously granted Option or SAR in a transaction that constitutes a repricing within the meaning of the rules of the New York Stock Exchange without the approval of the stockholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Bonus Stock Award, Restricted Stock Award or Restricted Stock Unit Award.

3.2 Terms of Bonus Stock Awards. The number of shares of Common Stock subject to a Bonus Stock Award shall be determined by the Committee. Bonus Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, except as otherwise provided by the Committee.

3.4 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, Dividend Equivalent Rights, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred Dividend Equivalent Rights, with respect to the number of shares of Common Stock subject to such award. Except as otherwise provided by the Committee, any Dividend Equivalent Rights with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. Unless otherwise set forth in the Agreement relating to a Restricted Stock Unit Award, and subject to the terms and conditions of a Restricted Stock Unit Award, the holder of such award shall not be entitled to receive Dividend Equivalent Rights.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. The Performance Period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Except as otherwise provided by the Committee, any dividends or Dividend Equivalent Rights with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee.

V. OTHER EQUITY-BASED AWARDS

5.1 Award. In accordance with the provisions of Section 1.3 and Section 1.4, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the limited liability company operating agreement of the Operating Entity as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

5.2 Terms and Conditions. The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based

Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable, or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted, subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Measures, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

5.3 Payment or Settlement. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash, or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion. A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be effective as of the Effective Date and shall terminate on the tenth anniversary of the Effective Date, unless terminated earlier by the Board; provided that Incentive Stock Options may not be granted later than ten years from the date this Plan is adopted or the date this Plan is approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the Effective Date of this Plan.

6.2 Amendments to this Plan and Awards. The Board may amend this Plan, as it shall deem advisable, subject to any stockholder approval required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may adversely affect any of the rights of a holder of an outstanding award without the consent of such holder. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 6.7 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or electronic acceptance, such award shall be effective as of the effective date set forth in the Agreement.

6.4 Non-Transferability. No award shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, (ii) to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a qualified domestic relations order, in each case, without consideration, or (iii) by the Manager or its Affiliates to members, officers, directors, employees and Consultants of the Manager or its Affiliates. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. Each Participant shall be responsible for satisfying any income, employment, and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city, or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement, and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld, or reduced shall be determined as of the date of surrender, withholding, or reduction, and the number of shares of Common Stock which may be withheld, surrendered, or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender, or reduction equal to the aggregate amount of such liabilities based on the greatest statutory withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration, or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates representing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer, or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

6.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award shall be appropriately adjusted by the Board, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Board regarding any such adjustment shall be final, binding and conclusive.

6.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i) provide that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii) require that shares of stock of the corporation or other entity resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an Option or an SAR, the number of shares of Common Stock then subject to the portion of such Option or SAR surrendered, to the extent such Option or SAR is then exercisable or becomes exercisable pursuant to Section 6.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award have lapsed or will lapse pursuant to Section 6.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to Section 6.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) A “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any

employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided, that any member of the Board whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no primary or secondary public offering shall constitute a Change in Control.

6.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service to the Company, any Subsidiary or any Affiliate of the Company, including the Manager, or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company, including the Manager, to terminate the employment or service of any person at any time without liability hereunder.

6.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12 Limitation of Ownership. No award shall be issued under this Plan to any person who, after such award, would beneficially own, or be deemed to own shares of Common Stock in violation of the restrictions on ownership and transfer set forth in the Company’s charter, unless such restriction is expressly and specifically waived by action of the Board.

6.13 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries or the Manager or any of its Affiliates operates or has employees.

6.16 Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 6.16 nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the shares of Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or award Agreement provision in conflict therewith.

6.17 Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy shall, to the extent required by law, or may otherwise subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

6.18 Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

6.19 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

6.20 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

TPG RE FINANCE TRUST, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/TRTX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70863-P29580 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TPG RE FINANCE TRUST, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All Except For All 1. Election of Directors Nominees: 01) Avi Banyasz 02) Doug Bouquard 03) Julie Hong 04) Michael Gillmore 05) Todd Schuster 06) Wendy Silverstein 07) Bradley SmithTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3, and 4: For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Advisory Vote on Executive Compensation: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 4. Approval of the TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan. NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournments or postponements thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees named herein and FOR proposals 2, 3, and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V70864-P29580 TPG RE FINANCE TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2025 The stockholder(s) hereby appoint(s) Robert Foley and Matthew Coleman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TPG RE Finance Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:30 a.m., Eastern Time, on Tuesday, May 20, 2025, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side